Product supplement no. 206-A-I	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated March 4, 2011
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

Notes Linked to a Commodity, a Commodity Futures Contract, a Commodity Index or a Basket

General

  JPMorgan Chase & Co. may from time to time offer and sell notes linked to a single commodity, a single commodity futures contract, a single commodity index or a basket of commodities, commodity futures contract and/or commodity indices. This product supplement no. 206-A-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the notes are linked in whole or in part to a commodity index that is not described in this product supplement, a separate index supplement or the relevant terms supplement will provide a description of the relevant index and any additional risk factors and may provide formulations of certain provisions that will control in lieu of the relevant provisions set forth below. See “Description of Notes — Payment at Maturity,” “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Discontinuation of an Index; Alteration of Method of Calculation.” If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related index supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

  Payment is linked to a Commodity, a Commodity Futures Contract, an Index or a Basket, as specified in the relevant terms supplement.

  In addition to a cash payment, if any, at maturity or, if applicable, upon automatic call, the notes may pay interest prior to maturity or, if applicable, automatic call, as specified in the relevant terms supplement.

  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-82 of this product supplement.

  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.

  Investing in the notes is not equivalent to investing directly in any Commodity, any Commodity Futures Contract, any commodity or futures contracts underlying any Index or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the foregoing.

  The market disruption events applicable to commodities, commodity futures contracts and commodity indices are different from the market disruption events that may be applicable to other assets, such as equity securities or equity indices. The timing and amount of your payment at maturity and any interest payments may be affected by the occurrence of a market disruption event (including a commodity hedging disruption event). For more information about the impact of market disruption events (including the early acceleration, the early determination or adjustment, as applicable, of the amounts due and payable under the terms of the notes), please see “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Underlying:	In this product supplement, we refer to the Commodity, the Commodity Futures Contract, the Index or the Basket, as applicable, as the Underlying.
Commodity:

If the notes are linked to a single commodity, the relevant terms supplement will specify the commodity (the “Commodity”). In this product supplement, we also refer to a commodity included in a basket as a “Commodity.”

Commodity Futures Contract:

If the notes are linked to a single commodity futures contract, the relevant terms supplement will specify the commodity futures contract (the “Commodity Futures Contract”). In this product supplement, we also refer to a commodity futures contract included in a basket as a “Commodity Futures Contract.”

Index:

If the notes are linked to a single commodity index, the relevant terms supplement will specify the commodity index (the “Index”). In this product supplement, we also refer to a commodity index included in a basket as an “Index.”

Basket:

If the notes are linked to a basket, the relevant terms supplement will specify the commodities, commodity futures contracts and/or commodity indices that are included in the basket (the “Basket”). In this product supplement, we refer to each Commodity, Commodity Futures Contract or Commodity Index included in a basket as a “Component.”

Component Weighting:

For notes linked to a Basket, with respect to each Component, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Component Weighting for all Indices will equal 100% or 1, as applicable.

The relevant terms supplement will specify either (i) the weight of each Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Component will be determined. For example, if the relevant terms supplement specifies that a Component is weighted to compose 18% of the value of the Basket, the Component Weighting for that Component is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Components, the Component with the greater Component Return will make up 70% of the value of the Basket, and the Component with the lesser Component Return will make up 30% of the value of the Basket.

(continued on next page)

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page PS-16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 206-A-I, the accompanying prospectus supplement and prospectus, or any related index supplement or terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

March 4, 2011

Key Terms (Continued)

Payment at Maturity:

Your payment at maturity per $1,000 principal amount note will be determined as specified in the relevant terms supplement.

The timing and amount of your payment at maturity and any interest payments may be affected by the occurrence of a market disruption event (including a commodity hedging disruption event). For more information about the impact of market disruption events (including the early acceleration, the early determination or adjustment, as applicable, of the amounts due and payable under the terms of the notes), see “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Interest Rate:

If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, including rates that reference the performance of the Underlying, as specified in the relevant terms supplement.

The interest payments may cease and the payment at maturity may be adjusted in the event of a commodity hedging disruption event as described under “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — B. Substitution of Interest Payments with an Adjusted Payment at Maturity.”

Automatic Call:

If the relevant terms supplement specifies that the notes include an automatic call feature, the notes will be automatically called in the circumstances set forth in the relevant terms supplement for a cash payment that will be determined as set forth in the relevant terms supplement.

Underlying Return:	In this product supplement, we refer to the Commodity Return, the Contract Return, the Index Return or the Basket Return, as applicable, as the Underlying Return.
Component Return:	In this product supplement, we refer to the Commodity Return, the Contract Return, the Index Return, as applicable, of any Component as the Component Return of such Component.
Initial Underlying Value:	In this product supplement, we refer to the Initial Commodity Price, the Initial Contract Price, the Initial Index Level or the Starting Basket Level, as applicable, as the Initial Underlying Value.
Ending Underlying Value:	In this product supplement, we refer to the Ending Commodity Price, the Ending Contract Price, the Ending Index Level or the Ending Basket Level, as applicable, as the Ending Underlying Value.
Underlying Value:	In this product supplement, we refer to the Commodity Price, the Contract Price, the Index Closing Level or the Basket Closing Level, as applicable, as the Underlying Value.
Commodity Return:

Unless otherwise specified in the relevant terms supplement, with respect to a Commodity:

Ending Commodity Price – Initial Commodity Price (or Strike Value, if applicable)
Initial Commodity Price (or Strike Value, if applicable)

Initial Commodity Price:

Unless otherwise specified in the relevant terms supplement, with respect to a Commodity, the Commodity Price of such Commodity on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Commodity Prices of such Commodity on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Ending Commodity Price:

Unless otherwise specified in the relevant terms supplement, with respect to a Commodity, the Commodity Price of such Commodity on the Observation Date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies Ending Averaging Dates, (a) for notes linked to a single Commodity, the arithmetic average of the Commodity Prices of such Commodity on each of the Ending Averaging Dates, and (b) for notes linked to a Basket, the Commodity Price of such Commodity on the relevant Ending Averaging Date. The purpose of clause (b) is, if Ending Averaging Dates are used, to facilitate the calculation of the Ending Basket Level, which will be based on the sum of the weighted Component Return of each Component on each Ending Averaging Date, as described in this product supplement. Accordingly, if the notes are linked to a Basket and Ending Averaging Dates are used, the calculation agent will determine the Commodity Price of each Commodity on each Ending Averaging Date in order to calculate the Ending Basket Level.

Contract Return:

Unless otherwise specified in the relevant terms supplement, with respect to a Commodity Futures Contract:

Ending Contract Price – Initial Contract Price (or Strike Value, if applicable)
Initial Contract Price (or Strike Value, if applicable)

Initial Contract Price:

Unless otherwise specified in the relevant terms supplement, with respect to a Commodity Futures Contract, the Contract Price of such Commodity Futures Contract on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Contract Prices of such Commodity Futures Contract on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Ending Contract Price:

Unless otherwise specified in the relevant terms supplement, with respect to a Commodity Futures Contract, the Contract Price of such Commodity Futures Contract on the Observation Date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies Ending Averaging Dates, (a) for notes linked to a single Commodity Futures Contract, the arithmetic average of the Contract Prices of such Commodity Futures Contract on each of the Ending Averaging Dates, and (b) for notes linked to a Basket, the Contract Price of such Commodity Futures Contract on the relevant Ending Averaging Date. The purpose of clause (b) is, if Ending Averaging Dates are used, to facilitate the calculation of the Ending Basket Level, which will be based on the sum of the weighted Component Return of each Component on each Ending Averaging Date, as described in this product supplement. Accordingly, if the notes are linked to a Basket and Ending Averaging Dates are used, the calculation agent will determine the Contract Price of each Commodity Futures Contract on each Ending Averaging Date in order to calculate the Ending Basket Level.

Index Return:

Unless otherwise specified in the relevant terms supplement, with respect to an Index:

Ending Index Level – Initial Index Level (or Strike Value, if applicable)
Initial Index Level (or Strike Value, if applicable)

Initial Index Level:

Unless otherwise specified in the relevant terms supplement, with respect to an Index, the Index Closing Level of such Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels of such Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

(continued on next page)

Key Terms (Continued)

Ending Index Level:

Unless otherwise specified in the relevant terms supplement, with respect to an Index, the Index Closing Level of such Index on the Observation Date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies Ending Averaging Dates, (a) for notes linked to a single Index, the arithmetic average of the Index Closing Levels of such Index on each of the Ending Averaging Dates, and (b) for notes linked to a Basket, the Index Closing Level of such Index on the relevant Ending Averaging Date. The purpose of clause (b) is, if Ending Averaging Dates are used, to facilitate the calculation of the Ending Basket Level, which will be based on the sum of the weighted Component Return of each Component on each Ending Averaging Date, as described in this product supplement. Accordingly, if the notes are linked to a Basket and Ending Averaging Dates are used, the calculation agent will determine the Index Closing Level of each Index on each Ending Averaging Date in order to calculate the Ending Basket Level.

Basket Return:	Unless otherwise specified in the relevant terms supplement: Ending Basket Level – Starting Basket Level (or Strike Value, if applicable) Starting Basket Level (or Strike Value, if applicable)
Starting Basket Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other relevant date as specified in the relevant terms supplement

Ending Basket Level:

The Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any trading day will be calculated as follows:

100 × [1 + sum of (Component Return of each Component × Component Weighting of each such Component)]

Strike Value:

For notes linked to a single Commodity, the relevant terms supplement may specify a price other than the Initial Commodity Price, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Initial Commodity Price including, but not limited to, calculating the Commodity Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Commodity Price as of a specified date, or (b) a fixed amount determined without regard to the Commodity Price as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Commodity Price on the pricing date.

For notes linked to a single Commodity Futures Contract, the relevant terms supplement may specify a price other than the Initial Contract Price, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Initial Contract Price including, but not limited to, calculating the Contract Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Contract Price as of a specified date, or (b) a fixed amount determined without regard to the Contract Price as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Contract Price on the pricing date.

For notes linked to a single Index, the relevant terms supplement may specify a level other than the Initial Index Level, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Initial Index Level including, but not limited to, calculating the Index Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Index Closing Level as of a specified date, or (b) a fixed amount determined without regard to the Index Closing Level as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Index Closing Level on the pricing date.

For notes linked to a Basket, the relevant terms supplement may specify a level other than the Starting Basket Level, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Starting Basket Level including, but not limited to, calculating the Basket Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Basket Closing Level as of a specified date, or (b) a fixed amount determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Starting Basket Level on the pricing date.

Determination Dates:

The relevant terms supplement will specify the pricing date, Initial Averaging Dates, Call Dates, Review Dates, Valuation Dates, Observation Dates, Ending Averaging Dates or other relevant dates (each, a “Determination Date”), as applicable. Unless otherwise specified in the relevant terms supplement, Determination Dates are subject to adjustment as described in “— Postponement of a Determination Date” below.

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to the impact of certain market disruption events (including the early acceleration, the early determination or adjustment, as applicable, of the amounts due and payable under the terms of the notes) and as described under “Description of Notes — Payment at Maturity,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

Other Terms:	Any other terms applicable to the notes will be set forth in the relevant terms supplement.

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related index supplement, this product supplement no. 206-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related index supplement and this product supplement no. 206-A-I and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 206-A-I, together with the relevant terms supplement, any related index supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related index supplement, this product supplement no. 206-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 206-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related index supplement, this product supplement no. 206-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 206-A-I, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. If the notes are linked in whole or in part to a commodity index that is not described in this product supplement, a separate index supplement or the relevant terms supplement will provide a description of the relevant index and any additional risk factors and may provide formulations of certain provisions that will control in lieu of the relevant provisions set forth below. See “Description of Notes — Payment at Maturity,” “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Discontinuation of an Index; Alteration of Method of Calculation.” Capitalized terms used but not defined in this product supplement no. 206-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related index supplement. The term “note” refers to each $1,000 principal amount of Notes Linked to a Commodity, a Commodity Futures Contract, a Commodity Index or a Basket.

General

     The Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a single commodity (the “Commodity”), a single commodity futures contract (the “Commodity Futures Contract”), a single commodity index (the “Index”) or a basket of commodities, commodity futures contracts and/or commodity indices (the “Basket”) as specified in the relevant terms supplement. In this product supplement, we refer to a commodity that is included in a basket as a “Commodity,” to a commodity futures contract that is included in a basket as a “Commodity Futures Contract,” to a commodity index included in a basket as an “Index” and to each Commodity, Commodity Futures Contract or Commodity Index included in a basket as a “Component.”

     The notes are a series of debt securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement as well as any related index supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     Unless otherwise specified in the relevant terms supplement, the notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Global Securities” in the accompanying prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 206-A-I and any related index supplement. The terms described in that document supplement those described herein, in any related index supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related index supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     Your payment at maturity per $1,000 principal amount note will be determined as specified in the relevant terms supplement.

     The timing and amount of your payment at maturity and any interest payments may be affected by the occurrence of a market disruption event (including a commodity hedging disruption event). For more information about the impact of market disruption events (including the early acceleration, the early determination or adjustment, as applicable, of the amounts due and payable under the terms of the notes), see “Description of Notes — Postponement of a Determination Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

     In this product supplement, we refer to (a) the Commodity Return, the Contract Return, the Index Return or the Basket Return, as applicable, as the “Underlying Return,” (b) the Commodity Return, the Contract Return, the Index Return, as applicable, of any Component as the “Component Return” of such Component, (c) the Initial Commodity Price, the Initial Contract Price, the Initial Index Level or the Starting Basket Level, as applicable, as the “Initial Underlying Value,” (d) the Ending Commodity Price, the Ending Contract Price, the Ending Index Level or the Ending Basket Level, as applicable, as the “Ending Underlying Value” and (e) the Commodity Price, the Contract Price, the Index Closing Level or the Basket Closing Level, as applicable, as the “Underlying Value.”

     Unless otherwise specified in the relevant terms supplement, with respect to a Commodity, the “Commodity Return,” as calculated by the calculation agent, is the percentage change in the Commodity Price of such Commodity, calculated by comparing the Ending Commodity Price of such Commodity to the Initial Commodity Price (or Strike Value, if applicable) of such Commodity. The relevant terms supplement will specify the manner in which the Initial Commodity Price (or Strike Value, if applicable) and the Ending Commodity Price are determined. The Commodity Return of a Commodity, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Commodity Return =	Ending Commodity Price – Initial Commodity Price (or Strike Value, if applicable)
Initial Commodity Price (or Strike Value, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Initial Commodity Price” is, with respect to a Commodity, the Commodity Price of such Commodity on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Commodity Prices of such Commodity on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     For notes linked to a single Commodity, the relevant terms supplement may specify a price other than the Initial Commodity Price, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Initial Commodity Price including, but not limited to, calculating the Commodity Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Commodity Price as of a specified date, or (b) a fixed amount determined without regard to the Commodity Price as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Commodity Price on the pricing date.

     Unless otherwise specified in the relevant terms supplement, the “Ending Commodity Price” is, with respect to a Commodity, the Commodity Price of such Commodity on the Observation Date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies Ending Averaging Dates, (a) for notes linked to a single Commodity, the arithmetic average of the Commodity Prices of such Commodity on each of the Ending Averaging Dates, and (b) for notes linked to a Basket, the Commodity Price of such Commodity on the relevant Ending Averaging Date. The purpose of clause (b) is, if Ending Averaging Dates are used, to facilitate the calculation of the Ending Basket Level, which will be based on the sum of the weighted Component Return of each Component on each Ending Averaging Date, as described in this product supplement. Accordingly, if the notes are linked to a Basket and Ending Averaging Dates are used, the calculation agent will determine the Commodity Price of each Commodity on each Ending Averaging Date in order to calculate the Ending Basket Level.

     Unless otherwise specified in the relevant terms supplement, with respect to a Commodity Futures Contract, the “Contract Return,” as calculated by the calculation agent, is the percentage change in the Contract Price of such Commodity Futures Contract, calculated by comparing the Ending Contract Price of such Commodity Futures Contract to the Initial Contract Price (or Strike Value, if applicable) of such Commodity Futures Contract. The relevant terms supplement will specify the manner in which the Initial Contract Price (or Strike Value, if applicable) and the Ending Contract Price are determined. The Contract Return of a Commodity Futures Contract, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Contract Return =	Ending Contract Price – Initial Contract Price (or Strike Value, if applicable)
Initial Contract Price (or Strike Value, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Initial Contract Price” is, with respect to a Commodity Futures Contract, the Contract Price of such Commodity Futures Contract on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Contract Prices of such Commodity Futures Contract on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     For notes linked to a single Commodity Futures Contract, the relevant terms supplement may specify a price other than the Initial Contract Price, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Initial Contract Price including, but not limited to, calculating the Contract Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Contract Price as of a specified date, or (b) a fixed amount determined without regard to the Contract Price as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Contract Price on the pricing date.

     Unless otherwise specified in the relevant terms supplement, the “Ending Contract Price” is, with respect to a Commodity Futures Contract, the Contract Price of such Commodity Futures Contract on the Observation Date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies Ending Averaging Dates, (a) for notes linked to a single Commodity Futures Contract, the arithmetic average of the Contract Prices of such Commodity Futures Contract on each of the Ending Averaging Dates, and (b) for notes linked to a Basket, the Contract Price of such Commodity Futures Contract on the relevant Ending Averaging Date. The purpose of clause (b) is, if Ending Averaging Dates are used, to facilitate the calculation of the Ending Basket Level, which will be based on the sum of the weighted Component Return of each Component on each Ending Averaging Date, as described in this product supplement. Accordingly, if the notes are linked to a Basket and Ending Averaging Dates are used, the calculation agent will determine the Contract Price of each Commodity Futures Contract on each Ending Averaging Date in order to calculate the Ending Basket Level.

     Unless otherwise specified in the relevant terms supplement, with respect to an Index, the “Index Return,” as calculated by the calculation agent, is the percentage change in the Index Closing Level of such Index, calculated by comparing the Ending Index Level of such Index to the Initial Index Level (or Strike Value, if applicable) of such Index. The relevant terms supplement will specify the manner in which the Initial Index Level (or Strike Value, if applicable) and the Ending Index Level are determined. The Index Return of an Index, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return =	Ending Index Level – Initial Index Level (or Strike Value, if applicable)
Initial Index Level (or Strike Value, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Initial Index Level” is, with respect to an Index, the Index Closing Level of such Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels of such Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     For notes linked to a single Index, the relevant terms supplement may specify a level other than the Initial Index Level, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Initial Index Level including, but not limited to, calculating the Index Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Index Closing Level as of a specified date, or (b) a fixed amount determined without regard to the Index Closing Level as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Index Closing Level on the pricing date.

     Unless otherwise specified in the relevant terms supplement, the “Ending Index Level” is, with respect to an Index, the Index Closing Level of such Index on the Observation Date or such other date as specified in the relevant terms supplement, or, if the relevant terms supplement specifies Ending Averaging Dates, (a) for notes linked to a single Index, the arithmetic average of the Index Closing Levels of such Index on each of the Ending Averaging Dates, and (b) for notes linked to a Basket, the Index Closing Level of such Index on the relevant Ending Averaging Date. The purpose of clause (b) is, if Ending Averaging Dates are used, to facilitate the calculation of the Ending Basket Level, which will be based on the sum of the weighted Component Return of each Component on each Ending Averaging Date, as described in this product supplement. Accordingly, if the notes are linked to a Basket and Ending Averaging Dates are used, the calculation agent will determine the Index Closing Level of each Index on each Ending Averaging Date in order to calculate the Ending Basket Level.

     Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change in the Basket Closing Level, calculated by comparing the Ending Basket Level to the Starting Basket Level (or Strike Value, if applicable). The relevant terms supplement will specify the manner in which the Starting Basket Level (or Strike Value, if applicable) and the Ending Basket Level are determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level (or Strike Value, if applicable)
Starting Basket Level (or Strike Value, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” is set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other relevant date as specified in the relevant terms supplement.

     For notes linked to a Basket, the relevant terms supplement may specify a level other than the Starting Basket Level, which we refer to as the “Strike Value,” to be used to make all calculations or determinations that would otherwise be made using the Starting Basket Level including, but not limited to, calculating the Basket Return. The Strike Value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the Basket Closing Level as of a specified date, or (b) a fixed amount determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that the Strike Value will be 95% of the Starting Basket Level on the pricing date.

     Unless otherwise specified in the relevant terms supplement, the “Ending Basket Level” is the Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any trading day will be calculated as follows:

     100 × [1 + sum of (Component Return of each Component × Component Weighting of each such Component)]

     For notes linked to a Basket, with respect to each Index, the “Component Weighting” is a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Component Weighting for all Indices will equal 100% or 1, as applicable.

     The relevant terms supplement will specify either (i) the weight of each Index in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Index will be determined. For example, if the relevant terms supplement specifies that an Index is weighted to compose 18% of the value of the Basket, the Component Weighting for that Index is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Indices, the Index with the greater Index Return will make up 70% of the value of the Basket, and the Index with the lesser Index Return will make up 30% of the value of the Basket.

     Unless otherwise specified in the relevant terms supplement, the “Commodity Price” of a Commodity on any trading day will be:

(a)

if the Commodity is “Aluminum,” the official cash settlement price per metric ton of High Grade Primary Aluminum, stated in U.S. dollars, as determined by the London Metal Exchange (the “LME”) and displayed on Bloomberg under the symbol “LOAHDY” on such trading day,

(b)

if the Commodity is “Copper,” the official cash settlement price per metric ton of Grade A Copper, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LOCADY” on such trading day,

(c)

if the Commodity is “Gold,” the official afternoon Gold fixing per troy ounce of Gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM” on such trading day,

(d)

if the Commodity is “Lead,” the official cash settlement price per metric ton of Standard Lead, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LOPBDY” on such trading day,

(e)

if the Commodity is “Nickel,” the official cash settlement price per metric ton of Primary Nickel, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LONIDY” on such trading day,

(f)

if the Commodity is “Palladium,” the official afternoon Palladium fixing per troy ounce gross of Palladium for delivery in Zurich through a member of the London Platinum and Palladium Market (the “LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM and displayed on Bloomberg under the symbol “PLDMLNPM.” on such trading day,

(g)

if the Commodity is “Platinum,” the official afternoon Platinum fixing per troy ounce gross of Platinum for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM and displayed on Bloomberg under the symbol “PLTMLNPM.” on such trading day,

(h)

if the Commodity is “Silver,” the official Silver fixing per troy ounce of Silver for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents, as calculated by the LBMA and displayed on Bloomberg under the symbol “SLVRLN” on such trading day,

(i)

if the Commodity is “Zinc,” the official cash settlement price per metric ton of Special High Grade Zinc, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg under the symbol “LOZSDY” on such trading day, and

(j)	if the Commodity is a commodity not described in this product supplement, the relevant terms supplement will specified how the Commodity Price of such additional commodity will be determined.

     Unless otherwise specified in the relevant terms supplement, the “Contract Price” of a Commodity Futures Contract or any relevant successor Commodity Futures Contract (as defined below) on any trading day will be:

(a)

if the Commodity Futures Contract is “Brent Crude,” the official settlement price on ICE Futures Europe of the first nearby month futures contract for Brent crude oil, stated in U.S. dollars, as made public by ICE Futures Europe (Bloomberg Ticker: “CO1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of ICE Futures Europe), then the second nearby month futures contract (Bloomberg Ticker: “CO2” <Comdty>) on such trading day,

(b)

if the Commodity Futures Contract is “Coffee,” the official settlement price per pound on ICE Futures U.S. of the first nearby month futures contract for deliverable grade washed aribica coffee, stated in U.S. dollars, as made public by ICE Futures U.S. (Bloomberg Ticker: “KC1” <Comdty>), provided that if such date falls within the notice period for delivery of coffee under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE Futures U.S.), then the second nearby month futures contract (Bloomberg Ticker: “KC2” <Comdty>) on such trading day,

(c)

if the Commodity Futures Contract is “Corn,” the official settlement price per bushel on the Chicago Board of Trade (the “CBOT”) of the first nearby month futures contract for #2 Yellow Corn, stated in U.S. cents, as made public by the CBOT (Bloomberg Ticker: “C 1” <Comdty>), provided that if such date falls within the notice period for delivery of corn under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “C 2” <Comdty>) on such trading day,

(d)

if the Commodity Futures Contract is “Cotton,” the official settlement price per pound on ICE Futures U.S. of the first nearby month futures contract for Cotton No. 2, stated in U.S. cents, as made public by ICE Futures U.S. (Bloomberg Ticker: “CT1” <Comdty>), provided that if such date falls within the notice period for delivery of cotton under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE Futures U.S.), then the second nearby month futures contract (Bloomberg Ticker: “CT2” <Comdty>) on such trading day,

(e)

if the Commodity Futures Contract is “Crude Oil,” the official settlement price on the New York Mercantile Exchange (the “NYMEX”) of the first nearby month futures contract for WTI (West Texas Intermediate) crude oil, stated in U.S. dollars, as made public by the NYMEX (Bloomberg Ticker: “CL1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX) then the second nearby month futures contract (Bloomberg Ticker: “CL2” <Comdty>) on such trading day,

(f)

if the Commodity Futures Contract is “Heating Oil,” the official settlement price on the NYMEX of the first nearby month futures contract for fungible No. 2 heating oil, stated in U.S. dollars, as made public by the NYMEX (Bloomberg Ticker: “HO1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “HO2” <Comdty>) on such trading day,

(g)

if the Commodity Futures Contract is “Natural Gas,” the official settlement price on the NYMEX of the first nearby month futures contract for Henry Hub Natural Gas, stated in U.S. dollars, as made public by the NYMEX (Bloomberg Ticker: “NG1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “NG2” <Comdty>) on such trading day,

(h)

if the Commodity Futures Contract is “RBOB Gasoline,” the official settlement price per gallon on the NYMEX of the first nearby month futures contract for non-oxygenated blendstock gasoline, stated in U.S. cents, as made public by the NYMEX (Bloomberg Ticker: “XB1” <Comdty>), provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “XB2” <Comdty>), on such trading day,

(i)

if the Commodity Futures Contract is “Soybean Meal,” the official settlement price per ton on the CBOT of the first nearby month futures contract for deliverable grade Soybean Meal, stated in U.S. dollars, as made public by the CBOT (Bloomberg Ticker: “SM1” <Comdty>), provided that if such date falls within the notice period for delivery of soybean meal under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “SM2” <Comdty>) on such trading day,

(j)	if the Commodity Futures Contract is “Soybeans,” the official settlement price per bushel on the CBOT of the first nearby month futures contract for deliverable grade Soybeans, stated in U.S. cents, as made public by the CBOT (Bloomberg Ticker: “S 1” <Comdty>), provided that if such date falls within the notice period for delivery of soybeans under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “S 2” <Comdty>) on such trading day,
(k)

if the Commodity Futures Contract is “Sugar,” the official settlement price per pound on ICE Futures U.S. of the first nearby month futures contract for deliverable grade cane Sugar, stated in U.S. cents, as made public by ICE Futures U.S. (Bloomberg Ticker: “SB1” <Comdty>), provided that if such date falls within the notice period for delivery of sugar under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE Futures U.S.), then the second nearby month futures contract (Bloomberg Ticker: “SB2” <Comdty>) on such trading day,

(l)

if the Commodity Futures Contract is “Wheat,” the official settlement price per bushel on the CBOT of the first nearby month futures contract for deliverable grade Wheat, stated in U.S. cents, as made public by the CBOT (Bloomberg Ticker: “W 1” <Comdty>), provided that if such date falls within the notice period for delivery of wheat under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “W 2” <Comdty>) on such trading day, and

(m)

if the Commodity Futures Contract is a commodity futures contract not described in this product supplement, the relevant terms supplement will specify how the Contract Price of such additional commodity futures contract will be determined.

     Unless otherwise specified in the relevant terms supplement or a related index supplement, the “Index Closing Level” of an Index on any trading day will equal the official closing level of such Index or any successor Index thereto (as described under any related index supplement or below under “General Terms of Notes — Discontinuation of an Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading on that trading day. In certain circumstances, the Index Closing Level for an Index will be based on the alternative calculation of such Index described under any related index supplement or below under “— Postponement of a Determination Date” or “General Terms of Notes — Discontinuation of an Index; Alteration of Method of Calculation.”

     Unless otherwise specified in the relevant terms supplement, a “trading day” is,

(a)

with respect to a Commodity, (i) if the Commodity is Gold, Silver, Palladium or Platinum (each a “Precious Metal”), a day, as determined by the calculation agent, on which the relevant exchange is open to effectuate delivery of the applicable Commodity and (ii) if the Commodity is not a Precious Metal, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange with respect to the applicable Commodity;

(b)

with respect to a Commodity Futures Contract or any relevant successor Commodity Futures Contract, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange with respect to the applicable Commodity Futures Contract or the relevant successor Commodity Futures Contract; and

(c)

unless otherwise specified in a related index supplement, with respect to an Index or any relevant successor Index, a day, as determined by the calculation agent, on which the Index or such relevant successor Index, as applicable, is published by the sponsor or calculation agent of such Index or such relevant successor Index, as applicable, in accordance with the index rules or methodology that governs such Index or such relevant successor Index, as applicable.

     Unless otherwise specified in the relevant terms supplement, a “scheduled trading day” is,

(a)	with respect to a Precious Metal, a day, as determined by the calculation agent, on which the relevant exchange is scheduled to open to effectuate delivery of the relevant Precious Metal;
(b)

with respect to a Commodity (other than a Precious Metal), a Commodity Futures Contract or any relevant successor Commodity Futures Contract, as applicable, a day, as determined by the calculation agent, on which the relevant exchange is scheduled to open for trading for its regular trading session; and

(c)

unless otherwise specified in a related index supplement, with respect to an Index or any relevant successor Index, a day, as determined by the calculation agent, on which the Index or such relevant successor Index, as applicable, is scheduled to be published by the sponsor or calculation agent of such Index or such relevant successor Index, as applicable, in accordance with the index rules or methodology that governs such Index or such relevant successor Index, as applicable.

     Unless otherwise specified in the relevant terms supplement, “relevant exchange” means,

(a)	with respect to a Commodity, the LME, the LBMA, the LPPM or any primary exchange or market of trading related to the Commodity or any futures or options contracts relating to the Commodity;
(b)

with respect to a Commodity Futures Contract and any relevant successor Commodity Futures Contract, ICE Futures Europe, ICE Futures U.S., the NYMEX, the CBOT or any primary exchange or market of trading related to the Commodity Futures Contract or successor Commodity Futures Contract, as applicable, or any futures or options contracts relating to the Commodity Futures Contract or such successor Commodity Futures Contract, as applicable; and

(c)

unless otherwise specified in a related index supplement, with respect to any futures contract included in an Index or any relevant successor Index, as applicable, the primary exchange or market of trading for such futures contract.

     All references to the LME, the LBMA or the LPPM with respect to the applicable Commodity will also be deemed to refer to any relevant successor exchange with respect to the applicable Commodity, and all references to ICE Futures Europe, ICE Futures U.S., the NYMEX or the CBOT with respect to the applicable Commodity Futures Contract will also be deemed to refer to any relevant successor exchange with respect to the applicable Commodity Futures Contract.

     The relevant terms supplement will specify the pricing date, Initial Averaging Dates, Call Dates, Review Dates, Valuation Dates, Observation Dates, Ending Averaging Dates or other relevant dates (each, a “Determination Date”), as applicable. Unless otherwise specified in the relevant terms supplement or a related index supplement, Determination Dates are subject to adjustment as described in “— Postponement of a Determination Date” below.

     The “maturity date” will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the business day immediately following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Determination Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Determination Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.” In addition, the maturity date may be accelerated if there is a commodity hedging disruption event or an event of default. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — C. Early Acceleration of Payment on the Notes.” and “General Terms of Notes — Payment upon an Event of Default.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Interest Payments

     If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, including rates that reference the performance of the Underlying, as specified in such terms supplement.

     The interest payments may cease and the payment at maturity may be adjusted in the event of a commodity hedging disruption event as described under “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — B. Substitution of Interest Payments with an Adjusted Payment at Maturity.”

     Unless otherwise specified in the relevant terms supplement, if the notes do not include an automatic call feature or if the notes are not automatically called, interest will accrue from the issue date of the notes to but excluding the maturity date. Interest will be payable in arrears on each date specified in the relevant terms supplement (each such date, an “Interest Payment Date”) to and including the maturity date, to the holders of record at the close of business on the business day prior to that Interest Payment Date, unless otherwise specified in the relevant terms supplement. Accordingly, the “record date” for any Interest Payment Date is the business day prior to that Interest Payment Date (rather than the date 15 calendar days prior to that Interest Payment Date, as described in the prospectus supplement).

     Unless otherwise specified in the relevant terms supplement, if the notes include an automatic call feature and the notes are automatically called, interest will accrue from the issue date of the notes to but excluding the Call Settlement Date. Interest will be payable in arrears on each Interest Payment Date occurring before such the Call Settlement Date and on such Call Settlement Date, to the holders of record at the close of business on the business day prior to that Interest Payment Date or such Call Settlement Date, as applicable, unless otherwise specified in the relevant terms supplement.

     Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period, if applicable, will commence as if the payment had not been delayed. If the maturity date, any Interest Payment Date or any Call Settlement Date is adjusted as the result of a market disruption event, the payment of interest due on such date will be made on the maturity date as adjusted, with the same force and effect as if such date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

Automatic Call

     If the relevant terms supplement specifies that the notes include an automatic call feature, the notes will be automatically called in the circumstances set forth in the relevant terms supplement for a cash payment that will be determined as set forth in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, if the notes are automatically called on any day other than the final Determination Date, we will redeem each note and pay the applicable cash payment described in the relevant terms supplement (the “Call Price”) on the third business day after the date on which the notes are called, subject to postponement as described below under “Postponement of a Determination Date.” Unless otherwise specified in the relevant terms supplement, if the notes are called on the final Determination Date, we will redeem each note and pay the call price on the maturity date, subject to postponement as described in “Payment at Maturity” above. We refer to the date on which the call price is payable as the “Call Settlement Date.”

Postponement of a Determination Date

     The relevant terms supplement will specific which of the following provisions relating to the postponement of a Determination Date will apply, will specify the manner in which Determination Dates will be postponed or will specify that postponement of Determination Date does not apply. For notes linked in whole or in part to a commodity index that is not described in this product supplement, a related index supplement or the relevant terms supplement may provide a formulation of the postponement provisions that will control in lieu of the relevant provisions set forth below.

     A. Notes linked to a single Commodity or a single Commodity Futures Contract

     If a Determination Date is not a trading day or if there is a market disruption event on such Determination Date (such day, a “Disrupted Day”), the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day.

     Any Determination Date may be postponed as described above for up to five scheduled trading days following the originally scheduled Determination Date. If a Determination Date has been postponed to the fifth scheduled trading day following the originally scheduled Determination Date and such day is a Disrupted Day, the calculation agent will determine the Commodity Price or Contract Price, as applicable, for such Determination Date on the fifth scheduled trading day following the originally scheduled Determination Date, using the calculation agent’s good faith estimate of the official settlement price or fixing level, as applicable, on such fifth scheduled trading day following the originally scheduled Determination Date.

     B. Notes linked to a single Commodity or a single Commodity Futures Contract with a maturity of not more than one year

     If a Determination Date is a Disrupted Day, the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day.

     Any Determination Date may be postponed as described above for up to five scheduled trading days following the originally scheduled Determination Date; provided that no Determination Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the last possible date that the notes could be outstanding) after the issue date. If a Determination Date has been postponed to the Final Disrupted Determination Date and the Final Disrupted Determination Date is a Disrupted Day, the calculation agent will determine the Commodity Price or Contract Price, as applicable, for such Determination Date on the Final Disrupted Determination Date, using the calculation agent’s good faith estimate of the official settlement price or fixing level, as applicable, on the Final Disrupted Determination Date that would have prevailed but for such Disrupted Day. For the avoidance of doubt, in no event will any Determination Date occur after the Final Disrupted Determination Date.

     The “Final Disrupted Determination Date” is the earlier of (a) the last date that could serve as the final Determination Date without causing the maturity date to be more than one year (counting for this purpose either the issue date or the last possible date that the notes could be outstanding) after the issue date and (b) the fifth scheduled trading day following the originally scheduled Determination Date.

     C. Notes linked to a single Index

     Unless otherwise specified in a related index supplement or the relevant terms supplement, if a Determination Date is a Disrupted Day, the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day; provided that the Index Closing Level for such Determination Date, as postponed, will be determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to such Disrupted Day, using:

(a)

with respect to each futures contract included in the Index that is not affected by such Disrupted Day (an “Unaffected Index Contract”), the official settlement price, fixing level or any other relevant published trading price or level, as applicable (such price or level, the “Index Contract Price”) as of the originally scheduled Determination Date (including any delayed publication of such Index Contract Price, for the originally scheduled Determination Date that occurred on or prior to the determination of the postponed Determination Date); and

(b)

with respect to each futures contract included in the Index that is affected by such Disrupted Day (an “Affected Index Contract”), the Index Contract Price for such Affected Index Contract as of the immediately succeeding business day that is not a Disrupted Day.

     Any Determination Date may be postponed as described above for up to five scheduled trading days following the originally scheduled Determination Date. If a Determination Date has been postponed to the fifth scheduled trading day following the originally scheduled Determination Date and on such day, the Index Contract Price with respect to any Affected Index Contract has not been determined in accordance with the immediately preceding paragraph (a “Final Affected Index Contract”), the calculation agent will determine the Index Closing Level for such Determination Date on the fifth scheduled trading day following the originally scheduled Determination Date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using:

(a)	with respect to each Unaffected Index Contract, the applicable Index Contract Price as of the originally scheduled Determination Date (including any delayed publication as described above);
(b)

with respect to each Affected Index Contract (other than any Final Affected Index Contract), the applicable Index Contract Price for such Affected Index Contract determined in the manner described in the immediately preceding paragraph; and

(c)

with respect to each Final Affected Index Contract, the calculation agent’s good faith estimate of the applicable Index Contract Price for such Final Affected Index Contract on such fifth scheduled trading day that would have prevailed but for such Disrupted Day.

     D. Notes linked to a single Index with a maturity of not more than one year

     Unless otherwise specified in a related index supplement or the relevant terms supplement, if a Determination Date is a Disrupted Day, the applicable Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day; provided that the Index Closing Level for such Determination Date, as postponed, will be determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to such Disrupted Day, using:

(a)

with respect to each Unaffected Index Contract, the Index Contract Price as of the originally scheduled Determination Date (including any delayed publication of such Index Contract Price for the originally scheduled Determination Date that occurred on or prior to the determination of the postponed Determination Date); and

(b)	with respect to each Affected Index Contract, the Index Contract Price for such Affected Index Contract as of the immediately succeeding business day that is not a Disrupted Day.

     Any Determination Date may be postponed as described above for up to five scheduled trading days following the originally scheduled Determination Date; provided that no Determination Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the last possible date that the notes could be outstanding) after the issue date. If a Determination Date has been postponed to the Final Disrupted Determination Date and on the Final Disrupted Determination Date, the Index Contract Price with respect to any Affected Index Contract has not been determined in accordance with the immediately preceding paragraph, the calculation agent will determine the Index Closing Level for such Determination Date on the Final Disrupted Determination Date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using:

(a)	with respect to each Unaffected Index Contract, the applicable Index Contract Price as of the originally scheduled Determination Date (including any delayed publication as described above);
(b)

with respect to each Affected Index Contract (other than any Final Affected Index Contract), the applicable Index Contract Price for such Affected Index Contract determined in the manner described in the immediately preceding paragraph; and

(c)

with respect to each Final Affected Index Contract, the calculation agent’s good faith estimate of the applicable Index Contract Price for such Final Affected Index Contract on such Final Disrupted Determination Date that would have prevailed but for such Disrupted Day.

For the avoidance of doubt, in no event will any Determination Date occur after the Final Disrupted Determination Date.

     E. Notes linked to a Basket of Components

     If a Determination Date is a Disrupted Day with respect to any Component (any such Component affected by a Disrupted Day, a “Disrupted Component”), the applicable Determination Date will be postponed to the immediately succeeding business day for any such Disrupted Component that is not a Disrupted Day for such Component; provided that the Basket Closing Level on such Determination Date, as postponed, will be determined by using:

(a)

for each Component (other than any such Disrupted Component) (an “Unaffected Component”), the Commodity Price, Contract Price or Index Closing Level, as applicable (the “Component Price”), on the originally scheduled Determination Date;

(b)

for each Disrupted Component that is a Commodity or a Commodity Futures Contract, the Commodity Price or Contract Price, as applicable, on the immediately succeeding business day for such Disrupted Component that is not a Disrupted Day for such Disrupted Component;

(c)

unless otherwise specified in a related index supplement, for each Disrupted Component that is an Index, the Index Closing Level for such Determination Date as determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using:

(i)

with respect to each Unaffected Index Contract or the relevant terms supplement, the applicable Index Contract Price as of the originally scheduled Determination Date (including any delayed publication of such Index Contract Price for the originally scheduled Determination Date that occurred on or prior to the determination of the postponed Determination Date); and

(ii)	with respect to each Affected Index Contract, the Index Contract Price for such Affected Index Contract as of the immediately succeeding business day that is not a Disrupted Day.

     For the avoidance of doubt, if a Determination Date is to be postponed as described above, and there are two or more Disrupted Components and the first succeeding business day on which there is no market disruption event relating to the first Disrupted Component is different from such business day for one or more of the other Disrupted Components, such Determination Date will be postponed to the latest of such business days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Determination Date using the Component Prices of the Disrupted Components on different business days (or, if a Disrupted Component is an Index, the Index Contract Prices of the underlying futures contracts on different business days).

     Any Determination Date may be postponed as described above for up to five scheduled trading days for any Disrupted Component following the originally scheduled Determination Date. If a Determination Date has been postponed to the fifth scheduled trading day for any Disrupted Component following the originally scheduled Determination Date and on such day, the Commodity Price with respect to any Disrupted Component that is a Commodity has not been determined in accordance with the first paragraph above (a “Final Disrupted Commodity”), if the Contract Price with respect to any Disrupted Component that is a Commodity Futures Contract has not been determined in accordance with the first paragraph above (a “Final Disrupted Contract”) or, unless otherwise specified in a related index supplement or the relevant terms supplement, if any Disrupted Component that is an Index includes a Final Affected Index Contract (a “Final Disrupted Index”), the calculation agent will determine the Basket Closing Level for such Determination Date on the fifth scheduled trading day for such Disrupted Component following the originally scheduled Determination Date, using:

(a)	with respect each Unaffected Component, the Component Price for such Unaffected Component on the originally scheduled Determination Date;
(b)

with respect to each Disrupted Component (other than a Final Disrupted Commodity, a Final Disrupted Contract or a Final Disrupted Index), the Component Price for any such Disrupted Component determined in the manner described in the first paragraph above;

(c)

with respect to each Final Disrupted Commodity and each Final Disrupted Contract, the Commodity Price for such Final Disrupted Commodity or the Contract Price for such Final Disrupted Contract, as applicable, on such fifth scheduled trading day as determined by the calculation agent, using the calculation agent’s good faith estimate of the official settlement price or fixing level, as applicable, on the Final Disrupted Determination Date that would have prevailed but for such Disrupted Day;

(d)

unless otherwise specified in a related index supplement or the relevant terms supplement, with respect to each Final Disrupted Index, the Index Closing Level for such Determination Date as determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using:

(i)	with respect to each Unaffected Index Contract, the Index Contract Price as of the originally scheduled Determination Date (including any delayed publication as described above);
(ii)

with respect to each Affected Index Contract (other than any Final Affected Index Contract), the Index Contract Price for such Affected Index Contract determined in the manner described in the first paragraph above; and

(iii)

with respect to each Final Affected Index Contract, the calculation agent’s good faith estimate of the Index Contract Price for such Final Affected Index Contract on such fifth scheduled trading day that would have prevailed but for such Disrupted Day.

     For the avoidance of doubt, if a Determination Date is to be postponed as described above, and there are two or more Final Disrupted Commodities, Final Disrupted Contracts and/or Final Affected Index Contracts and the fifth scheduled trading day for a Final Disrupted Commodity, a Final Disrupted Contract or Final Affected Index Contract is different from the fifth scheduled trading day for one or more of the other Final Disrupted Commodities, Final Disrupted Contracts and/or Final Affected Index Contracts, such Determination Date will be postponed to the latest of such fifth scheduled trading days.

     F. Notes linked to a Basket of Components with a maturity of not more than one year

     If a Determination Date is a Disrupted Day with respect to any Component, the applicable Determination Date will be postponed to the immediately succeeding business day for any such Disrupted Component that is not a Disrupted Day for such Component; provided that the Basket Closing Level on such Determination Date, as postponed, will be determined by using:

(a)	for each Unaffected Component, the Component Price on the originally scheduled Determination Date;
(b)

for each Disrupted Component that is a Commodity or a Commodity Futures Contract, the Commodity Price or Contract Price, as applicable, on the immediately succeeding business day for such Disrupted Component that is not a Disrupted Day for such Disrupted Component;

(c)

unless otherwise specified in a related index supplement or the relevant terms supplement, for each Disrupted Component that is an Index, the Index Closing Level for such Determination Date as determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using:

(i)

with respect to each Unaffected Index Contract, the applicable Index Contract Price as of the originally scheduled Determination Date (including any delayed publication of such Index Contract Price for the originally scheduled Determination Date that occurred on or prior to the determination of the postponed Determination Date); and

(ii)	with respect to each Affected Index Contract, the Index Contract Price for such Affected Index Contract as of the immediately succeeding business day that is not a Disrupted Day.

     For the avoidance of doubt, if a Determination Date is to be postponed as described above, and there are two or more Disrupted Components and the first succeeding business day on which there is no market disruption event relating to the first Disrupted Component is different from such business day for one or more of the other Disrupted Components, such Determination Date will be postponed to the latest of such business days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Determination Date using the Component Prices of the Disrupted Components on different business days (or, if a Disrupted Component is an Index, the Index Contract Prices of the underlying futures contracts on different business days).

     Any Determination Date may be postponed as described above for up to five scheduled trading days for any Disrupted Component following the originally scheduled Determination Date; provided that no Determination Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the last possible date that the notes could be outstanding) after the issue date. If a Determination Date has been postponed to the Final Disrupted Determination Date and on the Final Disrupted Determination Date, there is a Final Disrupted Commodity, a Final Disrupted Contract or, unless otherwise specified in a related index supplement or the relevant terms supplement, a Final Disrupted Index, the calculation agent will determine the Basket Closing Level for such Determination Date on the Final Disrupted Determination Date, using:

(a)	with respect each Unaffected Component, the Component Price for such Unaffected Component on the originally scheduled Determination Date;
(b)

with respect to each Disrupted Component (other than a Final Disrupted Commodity, a Final Disrupted Contract or a Final Disrupted Index), the Component Price for any such Disrupted Component determined in the manner described in the first paragraph above;

(c)

with respect to each Final Disrupted Commodity and each Final Disrupted Contract, the Commodity Price for such Final Disrupted Commodity or the Contract Price for such Final Disrupted Contract, as applicable, on the Final Disrupted Determination Date as determined by the calculation agent, using the calculation agent’s good faith estimate of the official settlement price or fixing level, as applicable, on the Final Disrupted Determination Date that would have prevailed but for such Disrupted Day;

(d)

unless otherwise specified in a related index supplement or the relevant terms supplement, with respect to each Final Disrupted Index, the Index Closing Level for such Determination Date as determined by the calculation agent in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the applicable Disrupted Day, using:

(i)	with respect to each Unaffected Index Contract, the Index Contract Price as of the originally scheduled Determination Date (including any delayed publication as described above);
(ii)

with respect to each Affected Index Contract (other than any Final Affected Index Contract), the Index Contract Price for such Affected Index Contract determined in the manner described in the first paragraph above; and

(iii)

with respect to each Final Affected Index Contract, the calculation agent’s good faith estimate of the Index Contract Price for such Final Affected Index Contract on the Final Disrupted Determination Date that would have prevailed but for such Disrupted Day.

For the avoidance of doubt, in no event will any Determination Date occur after the Final Disrupted Determination Date.

     For the avoidance of doubt, if a Determination Date is to be postponed as described above, and there are two or more Final Disrupted Commodities, Final Disrupted Contracts and/or Final Affected Index Contracts and the fifth scheduled trading day for a Final Disrupted Commodity, Final Disrupted Contract or Final Affected Index Contract is different from the fifth scheduled trading day for one or more of the other Final Disrupted Commodities, Final Disrupted Contracts and/or Final Affected Index Contracts, such Determination Date will be postponed to the latest of such fifth scheduled trading days.

RISK FACTORS

     Your investment in the notes will involve certain risks. Unless otherwise specified in the relevant terms supplement, the notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in any Commodity, any Commodity Futures Contract, any commodity or futures contracts underlying any Index or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the foregoing. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes may not pay interest or guarantee the return of your investment.

     The notes may not pay interest and may not return any of your investment. The amount payable at maturity or, if applicable, upon automatic call, if any, will be determined pursuant to the terms described in the relevant terms supplement.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or, if applicable, upon automatic call, or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes.

     JPMS and other affiliates of ours trade commodities, futures contracts on commodities, options on such futures contracts and other financial instruments related to such futures contracts, options or commodities on a regular basis, for their accounts and for other accounts under their management. JPMS and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more relevant Commodities, Commodity Futures Contracts or Indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price or level, as applicable, of any Commodity, Commodity Futures Contract or Index and, accordingly, could affect the value of the notes and the amount payable to you at maturity or, if applicable, upon automatic call, if any.

     In the course of our business, we or our affiliates may acquire non-public information about one or more relevant Commodities, Commodity Futures Contracts or Indices, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about one or more one or more relevant Commodities, Commodity Futures Contracts or Indices. Any prospective purchaser of notes should undertake an independent investigation of any relevant Commodities, Commodity Futures Contracts or Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price or level, as applicable, of one or more relevant Commodities, Commodity Futures Contract or Indices or the commodities or commodity futures contracts underlying one or move relevant Commodity Futures Contracts or Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may hedge our obligations under the notes through certain affiliates or unaffiliated counterparties, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level, if applicable, the Ending Basket Level, if applicable, any Initial Commodity Price and Ending Commodity Price, any Initial Contract Price and Ending Contract Price, any Initial Index Level and Ending Index Level, any Strike Value, if applicable, any Commodity Price, Contract Price, Index Closing Level or Basket Closing Level on any Determination Date, the Basket Return, if applicable, any Commodity Return, any Contract Return, any Index Return and the payment, if any, on any Interest Payment Date and at maturity or, if applicable, upon automatic call. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any Commodity or any Commodity Futures Contract has discontinued trading on its relevant exchange, whether any Index has been discontinued, the amount payable to you in the event of an early acceleration of the notes or an adjustment or early determination of the amount payable at maturity due to a commodity hedging disruption event and whether there has been a material change in the method of calculating the Commodity Price of any Commodity, the Contract Price of any Commodity Futures Contract or the Index Closing Level of any Index. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

If a commodity hedging disruption event occurs, we may accelerate your notes, determine the amount payable at maturity early or, in the case of notes that bear interest, cease making further interest payments and adjust the amount payable at maturity.

     Upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, (a) accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent, (b) adjust your payment at maturity based on the calculation agent’s good faith determination of the Option Value of your notes on the commodity hedging disruption date or (c) in the case of notes that bear interest, cease making further interest payments and adjust your payment at maturity based on the calculation agent’s good faith determination of the Option Value of your notes on the commodity hedging disruption date, as applicable.

     If the notes are not linked only to one or more Commodities and the relevant terms supplement specifies that your payment at maturity for each $1,000 principal amount note will be equal to $1,000 (or $1,000 reduced by a percentage specified in the relevant terms supplement (the “Downside Exposure Percentage”)) plus a cash payment determined as specified in the relevant terms supplement, then, upon the occurrence of a commodity hedging disruption event, we may, in our sole and absolute discretion, have the calculation agent determine the Option Value of your notes on the commodity hedging disruption date. At maturity, we will pay you, instead of the amount specified under “Payment at Maturity” in the relevant terms supplement, for each $1,000 principal amount note, $1,000 (or $1,000 reduced by the Downside Exposure Percentage, if applicable) plus the Option Value of your notes, determined as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — A. Early Determination of the Additional Amount.” The amount you receive at maturity will not reflect any further appreciation or depreciation of the Underlying after the commodity hedging disruption date. Furthermore, you will not receive any amounts (related to the Option Value or otherwise) until maturity. Additionally, if a commodity hedging disruption event ceases to exist, the amounts determined on the commodity hedging disruption date will not be revised after such commodity hedging disruption date. “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — A. Early Determination of the Additional Amount.”

     If the relevant terms supplement specifies that the notes pay interest based in whole or in part on the performance of an Underlying (other than a Commodity) and that your payment at maturity for each $1,000 principal amount note will be equal to $1,000 (or $1,000 × (1 – Downside Exposure Percentage)), we may, in our sole and absolute discretion, cease making further interest payments and adjust your payment at maturity based on the calculation agent’s good faith determination of the Option Value of your notes on the commodity hedging disruption date. Instead of paying (a) interest payments on each Interest Payment Date on or after the commodity hedging disruption date and (b) the amount specified under “Payment at Maturity” in the relevant terms supplement at maturity, we will pay you for each $1,000 principal amount note, $1,000 (or $1,000 reduced by the Downside Exposure Percentage, if applicable) plus the Option Value of your notes, determined as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — B. Substitution of Interest Payments with an Adjusted Payment at Maturity.” If a commodity hedging disruption event occurs and we decide to exercise our right to cease making further interest payments and to adjust your payment at maturity and in doing so determine the Option Value of your notes, such Option Value will be determined by the calculation agent on the commodity hedging disruption date in good faith and in a commercially reasonable manner; however, the amount due and payable per $1,000 principal amount note will be due and payable only at maturity. You will not receive further interest payments or any other amounts (related to the Option Value or otherwise) until maturity. Additionally, if a commodity hedging disruption event ceases to exist, the amounts determined on the commodity hedging disruption date will not be revised after such commodity hedging disruption date. “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — B. Substitution of Interest Payments with an Adjusted Payment at Maturity.”

     If the notes are not linked only to one or more Commodities and neither of the two immediately preceding paragraphs applies, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If a commodity hedging disruption event occurs and we decide to exercise our right to accelerate the payment on your notes, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — C. Early Acceleration of Payment on the Notes.”

Any Commodity Futures Contract and the commodity futures contracts underlying an Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to the early acceleration of your notes, an early determination of the amount payable at maturity or a discontinuation of any interest payments and an adjustment to the amount payable at maturity.

     Futures contracts and options on futures contracts markets, including those future contracts related to a Commodity Futures Contract or an Index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the notes of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of noteholders.

     For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC, with respect to physical commodities other than excluded commodities as defined by the CFTC, to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts, options on futures contracts or on commodities traded on or subject to the rules of a designated contract market, or any swaps that are economically equivalent to such contracts or options. The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders. In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities.

     In addition, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, accelerate your notes, determine the amount payable at maturity early or, in the case of notes that bear interest, cease making further interest payments and adjust the amount payable at maturity. See “— If a commodity hedging disruption event occurs, we may accelerate your notes, determine the amount payable at maturity early or, in the case of notes that bear interest, cease making further interest payments and adjust the amount payable at maturity” above.

Market disruptions may adversely affect your return and, in the case of a commodity hedging disruption event, may result in the early acceleration of your notes, an early determination of the amount payable at maturity or a discontinuation of any interest payments and an adjustment to the amount payable at maturity.

     The calculation agent may, in its sole discretion, determine that the relevant markets have been affected in a manner that prevents it from properly determining the Underlying Value on any Determination Date and calculating the amount that we are required to pay to you, if any, at maturity or, if applicable, upon automatic call or on any Interest Payment Date. These events may include disruptions or suspensions of trading in the markets as a whole or the termination or suspension of, or material limitation or disruption in the trading of any commodity futures contract included in any relevant Index. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more Determination Date and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” In the event of such a postponement, any Underlying Value for the relevant Determination Date may be determined by the calculation agent in the manner described under "Description of Notes — Postponement of a Determination Date," which may adversely affect the return on your investment in the notes. In addition, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, accelerate your notes, determine the amount payable at maturity early or, in the case of notes that bear interest, cease making further interest payments and adjust the amount payable at maturity. See “— If a commodity hedging disruption event occurs, we may accelerate your notes, determine the amount payable at maturity early or, in the case of notes that bear interest, cease making further interest payments and adjust the amount payable at maturity” above.

An investment in the notes may not offer direct exposure to physical commodities.

     If the notes are linked to one or more Commodity Futures Contracts or Indices that include futures contracts on a commodity, the notes will reflect, in whole or in part, the return on such commodity futures contracts, not the return on the physical commodities underlying such commodity futures contracts. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that reflects the return on physical commodities.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity or, if applicable, upon automatic call, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of any relevant Commodity, Commodity Futures Contract or Index, and therefore the market value of the notes.

     JPMS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and any Commodity, Commodity Futures Contract or Index to which the notes are linked.

The Ending Underlying Value may be less than the Underlying Value at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Underlying Value will be calculated based on the Underlying Value on one or more Determination Dates during the term of the notes, the Underlying Value at the maturity date or at various other times during the term of the notes, including dates near the Determination Date(s), could be higher than the Ending Underlying Value. This difference could be particularly large if there is a significant increase or decrease in the Underlying Value after the final Determination Date but prior to the maturity date, or if there is a significant increase or decrease in the Underlying Value around the time of the Determination Dates or if there is significant volatility in the Underlying Value during the term of the notes (especially on dates near the Determination Date(s)). For example, when the Determination Date(s) for the notes are near the end of the term of the notes, then if the Underlying Values increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Underlying Value (or Strike Value, if applicable), the Ending Underlying Value may be significantly less than if it were calculated on a date earlier than the Determination Date(s). Under these circumstances, you may receive a lower payment at maturity or, if applicable, upon automatic call than you would have received if you had invested directly in any Commodity, any Commodity Futures Contract, any commodity or futures contracts underlying any Index or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the foregoing.

If the notes are linked to a Basket, the Components may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the Components may have different weights in determining the level of the Basket, depending on the Component Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the basket consists of five Components and that the Component Weightings are 25%, 30%, 15%, 20% and 10% respectively. One consequence of such an unequal weighting of the Components is that the same percentage change in two of the Components may have different effects on the Basket Closing Level. For example, if the Component Weighting for Component A is greater than the Component Weighting for Component B, a 5% decrease in Component A will have a greater effect on the Basket Closing Level than a 5% decrease in Component B.

If the notes are linked to a Basket, the weight of each Component may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the weight of each Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Components in the Basket will be determined based on the relative magnitude of the Component Return of each Component on the final Determination Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Component until a date later than the pricing date, and you may not know the weight assigned to each Component in the Basket prior to the final Determination Date.

If the notes are linked to a Basket, changes in the level of the Components may offset each other.

     Price movements in the Components may not correlate with each other. At a time when the level of one or more of the Components increases, the level of the other Components may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the level of one or more of the Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Component or Components, particularly if the Component or Components that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level.

If the notes are linked to a Basket, movements in the Components may be highly correlated.

     High correlation of movements in the Components during periods of negative returns among the Components could have an adverse effect on your return on your investment at maturity or, if applicable, upon automatic call. However, the movements in the Components may become uncorrelated in the future. Accordingly, at a time when the level of one or more of the Components increases, the level of the other Components may not increase as much or may even decline. See “— Changes in the level of the Components may offset each other” above.

The Initial Underlying Value for an Underlying may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Initial Underlying Value for an Underlying may be determined based on the arithmetic average of the Underlying Values of such Underlying on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, such Initial Underlying Value may not be determined, and you may therefore not know the value of such Initial Underlying Value, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book Entry Only Issuance — The Depository Trust Company,” will not set forth the Initial Underlying Value for such Underlying. If there are any increases in the Underlying Values of such Underlying on the Initial Averaging Dates that occur after the issue date and such increases result in the Initial Underlying Value for such Underlying being higher than the Underlying Value on the issue date, your payment at maturity or, if applicable, upon automatic call may be adversely affected.

The Initial Underlying Value or the Ending Underlying Value may be based on Underlying Values from fewer Initial Averaging Dates or Ending Averaging Dates, as applicable, than specified in the relevant terms supplement.

     If so specified in the relevant terms supplement, the Initial Underlying Value for an Underlying may be determined based on the arithmetic average of the Underlying Values of such Underlying on the Initial Averaging Dates specified in that relevant terms supplement, or the Final Underlying Value for an Underlying may be determined based on the arithmetic average of the Underlying Values of such Underlying on the Ending Averaging Dates specified in that relevant terms supplement. If, due to a Disrupted Day, one or more of the Initial Averaging Dates or Ending Averaging Dates, as applicable, is postponed, the Initial Underlying Value or Final Underlying Value may be based on Underlying Values from fewer averaging days than specified in the relevant terms supplement. For example, if the relevant terms supplement specifies that the Final Underlying Value will be the arithmetic average of the Underlying Values on five consecutive Ending Averaging Dates, and the first three scheduled Ending Averaging Dates are Disrupted Days, the Final Underlying Value will be determined based on 80% of the value on the Fourth Ending Averaging Date and 20% on the Fifth Ending Averaging Date. Furthermore, if the first four scheduled Ending Averaging Dates are Disrupted Days, the Final Underlying Value would be determined using only the Underlying Value on the final Ending Averaging Date.

Suspension or disruptions of market trading in relevant commodity and related futures markets may adversely affect the value of the notes.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price or level, as applicable, of any Commodity, Commodity Futures Contract or Index and, therefore, the value of your notes.

Owning the notes is not the same as owning any relevant Commodity or Commodity Futures Contract or the commodity futures contracts that compose an Index, or certain other commodity-related contracts directly.

     The return on your notes will not reflect the return you would realize if you actually purchased any relevant Commodity or Commodity Futures Contract or the futures contracts that compose an Index, or exchange-traded or over-the-counter instruments based on any Commodity, Commodity Futures Contract, or Index. You will not have any rights that holders of such assets or instruments have.

A Commodity Futures Contract or an Index may be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. In respect of a Commodity Futures Contract or an Index that represents energy, it should be noted that due to the significant level of continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the price of a Commodity Futures Contract or the level of an Index and your payment at maturity or, if applicable, upon automatic call.

Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in a Commodity, a Commodity Futures Contract or an Index.

     Market prices of commodities to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. In respect of commodities in the energy sector, due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy prices are subject to rapid price increases in the event of perceived or actual shortages. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may affect the price or level of a Commodity, a Commodity Futures Contract or an Index in varying ways, and different factors may cause the value of a Commodity, a Commodity Futures Contract or the different commodities futures contracts included in an Index to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes.

     A Commodity, a Commodity Futures Contract or and Index each provide one avenue for exposure to commodities. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Underlying has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities LLC, or JPMS, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Underlying on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Underlying. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including, but not limited to:

  the actual and expected frequency and magnitude of changes in any relevant Commodity, Commodity Futures Contract or Index (i.e. volatility);

  the time to maturity of the notes;

  supply and demand trends at any time for the commodities upon which the futures contracts that compose any relevant Index or the exchange-traded futures contracts on such commodities;

  the market price of any relevant Commodity, the commodity upon which any relevant Commodity Futures Contract is based or the commodities upon which the futures contracts that compose any Index are based or the exchange-traded futures contracts on any such commodities;

  interest and yield rates in the market generally;

  for notes linked to a Basket, changes in correlation (the extent to which the value of the Components increase or decrease to the same degree at the same time) between the Components;

  economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events that affect commodities market generally or any relevant Commodity, Commodity Futures contract or the commodity futures contracts underlying any relevant Index and that may affect the value of such commodity futures contracts, and thus the Commodity Price of any relevant Commodity, the Contract Price of any relevant Commodity Futures Contract or the Index Closing Level of any relevant Index, as applicable; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Underlying based on its historical performance.

The notes are not regulated by the Commodity Futures Trading Commission.

     The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Certain aspects of the tax treatment of an investment in notes that we will treat as short-term debt obligations are unclear.

     No statutory, judicial or administrative authority directly addresses the treatment of notes that we will treat as short-term debt obligations or instruments similar thereto for U.S. federal income tax purposes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) with respect to these notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are unclear. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Indebtedness that Have a Term of Not More than One Year” in this product supplement no. 206-A-I and consult your tax adviser regarding your particular circumstances.

The tax consequences of an investment in notes that we will treat as “open transactions” are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of notes that we will treat as “open transactions” and we do not intend to request a ruling from the IRS regarding these notes. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions.” If the IRS were successful in asserting an alternative characterization or treatment for these notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include notes that we will treat as “open transactions.” The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in notes that we will treat as “open transactions,” possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 206-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

The Index Sponsor of an Index has no obligation to consider your interests.

     The sponsor of an Index (the “Index Sponsor”) is responsible for calculating and maintaining such Index. The Index Sponsor can make methodological changes that could change the value of the Index at any time and it has no obligation to consider your interests. The Index Sponsor may discontinue or suspend calculation or dissemination of the Index. If one or more of these events occurs, the calculation of the payment at maturity or, if applicable, upon automatic call or on any Interest Payment Date may be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect market value and/or payment at maturity or, if applicable, upon automatic call. The Index Sponsor has no obligation to consider your interests in calculating or revising the methodology of the Index.

We and our affiliates have no affiliation with Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), UBS Securities LLC (“UBS”) or CME Group Index Services LLC (“CME Indexes”) and are not responsible for their public disclosure of information.

     We and our affiliates are not affiliated with S&P, UBS or CME Indexes in any way (except for arrangements discussed below in “The S&P GSCI Indices — License Agreement with Standard & Poor’s” and “The DJ-UBS Commodity Indices — License Agreement”) and have no ability to control S&P, UBS or CME Indexes, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the DJ-UBS Commodity Indices (as defined under “The DJ-UBS Commodity Indices” in this product supplement) or the S&P GSCI Indices (as defined under “The S&P GSCI Indices” in this product supplement). None of S&P, UBS or CME Indexes is under any obligation to continue to calculate any such S&P GSCI Indices or DJ-UBS Commodity Indices nor are they required to calculate any successor Index. If any of S&P, UBS or CME Indexes discontinues or suspends the calculation of the respective index, it may become difficult to determine the market value of the notes or the amount payable at maturity or, if applicable, upon automatic call. The calculation agent may designate a successor Index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor Index comparable to such index exists, the amount you receive at maturity or, if applicable, upon automatic call or on any Interest Payment Date may be determined by the calculation agent in its sole discretion.

The notes may be linked to an excess return index, and not a total return index.

     The notes may be linked to an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts composing such index. By contrast, “total return” indices are indices that, in addition to reflecting those returns, also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts. The relevant terms supplement will indicate whether an Index is an excess return index or a total return index.

Higher or lower future prices of commodities included in an Index relative to their current prices may lead to a decrease in the payment at maturity or, if applicable, upon automatic call, if any, on your notes.

     An Index is composed of futures contracts on physical commodities. As the contracts that underlie an Index come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many commodity futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, some of the commodity futures contracts have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The presence of contango in the commodity markets could adversely affect the level of an Index and, accordingly, the amount payable at maturity or, if applicable, upon automatic call.

Index calculation disruption events may require an adjustment to the calculation of an Index.

     At any time during the term of the notes, the daily calculation of any of the S&P GSCI Indices or DJ-UBS Commodity Indices may be adjusted in the event that S&P, the publisher of the S&P GSCI Indices, or UBS and CME Indexes, the sponsors of the DJ-UBS Commodity Indices, determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of any such index on that day; the settlement price of any futures contract used in the calculation of any such index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of any such index; or, with respect to any futures contract used in the calculation of any of the DJ-UBS Commodity Indices that trades on the LME, a business day on which the LME is not open for trading. Any such Index calculation disruption events may have an adverse impact on the value of any such index or the manner in which they are calculated and, therefore, the value of your notes.

S&P or UBS and CME Indexes may be required to replace a contract underlying a S&P GSCI Index or a DJ-UBS Commodity Index, if the existing futures contract is terminated or replaced.

     A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each S&P GSCI Index or DJ-UBS Commodity Index. Data concerning this Designated Contract will be used to calculate each S&P GSCI Index and DJ-UBS Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the S&P GSCI Index Committee or UBS, as the case may be, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual S&P GSCI Index or level of any DJ-UBS Commodity Index. Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

If the notes are linked in whole or in part to a DJ-UBS Commodity Index, you may in the future have exposure to contracts that are not traded on regulated futures exchanges.

     At present, the DJ-UBS Commodity Indices are composed exclusively of regulated futures contracts; however, the DJ-UBS Commodity Indices may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in a DJ-UBS Commodity Index may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

For notes linked to a DJ-UBS Commodity Index, risks associated with such DJ-UBS Commodity Index may adversely affect the market price of the notes.

     Because the Dow Jones-UBS Commodity IndexSM and the Dow Jones-UBS Commodity Index 3 Month ForwardSM reflect the return on exchange-traded futures contracts on nineteen different physical commodities and because the single-commodity sub-indices and the forward-month single-commodity sub-indices of Dow Jones-UBS Commodity IndexSM each reflect the return on exchange-traded futures contract on a single physical commodity, the Index will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the DJ-UBS Commodity Indices will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the DJ-UBS Commodity Indices. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the DJ-UBS Commodity Indices for the following year. However, UBS and CME Indexes may not discover every discrepancy. Furthermore, the annual weightings for the DJ-UBS Commodity Indices are determined each year in the third or fourth quarter and announced as promptly as practicable following the calculation by UBS under the supervision of the Dow Jones-UBS Commodity Index Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the DJ-UBS Commodity Indices and has no obligation to take the needs of any parties to transactions involving the DJ-UBS Commodity Indices into consideration when reweighting or making any other changes to the DJ-UBS Commodity Indices. Finally, subject to the minimum/maximum diversification limits described in “The DJ-UBS Commodity Indices — Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones-UBS Commodity IndexSM and the Dow Jones-UBS Commodity Index 3 Month ForwardSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and the single-commodity sub-indices and the forward-month single-commodity sub-indices of Dow Jones-UBS Commodity IndexSM are each limited to a single commodity. An investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors or in a single commodity.

For notes linked to a DJ-UBS Commodity Index, trading and other transactions by UBS and its affiliates in the futures contracts constituting the DJ-UBS Commodity Indices and the underlying commodities may affect the level of the DJ-UBS Commodity Indices.

     UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the DJ-UBS Commodity Indices. UBS and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the DJ-UBS Commodity Indices, the futures contracts underlying the DJ-UBS Commodity Indices or the commodities underlying these futures contracts. Certain of UBS’s affiliates may underwrite or issue other securities or financial instruments indexed to the DJ-UBS Commodity Indices and related indices, and UBS and CME Indexes and certain of their affiliates may license the DJ-UBS Commodity Indices for publication or for use by unaffiliated third parties.

     These activities could present conflicts of interest and could affect the levels of the DJ-UBS Commodity Indices. For instance, a market maker in a financial instrument linked to the performance of a DJ-UBS Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of a DJ-UBS Commodity Index in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in such DJ-UBS Commodity Index, which in turn may affect the level of such DJ-UBS Commodity Index and the value of your notes. With respect to any of the activities described above, none of UBS, CME Indexes or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

For notes linked to a S&P GSCI Component Indices, any such index may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

     Each of the S&P GSCI Component Indices (as defined under “The S&P GSCI Indices” in this product supplement) may be more volatile and susceptible to price fluctuations than a broader commodities index, such as the S&P GSCI™ or the Dow Jones-UBS Commodity IndexSM. In contrast to the S&P GSCI™ and Dow Jones-UBS Commodity IndexSM, which include contracts on the principal physical commodities that are actively traded, each of the S&P GSCI Component Indices is composed of contracts covering only a single physical commodity or only physical commodities in a single sector. As a result, price volatility in the contracts included in the S&P GSCI™ or the Dow Jones-UBS Commodity IndexSM will likely have a greater impact on each S&P GSCI Component Index than it would on the broader S&P GSCI™ or Dow Jones-UBS Commodity IndexSM, and each S&P GSCI Component Index individually will be more susceptible to fluctuations and declines in value of the physical commodities included in such index. In addition, the S&P GSCI Component Indices may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

For notes linked to a S&P GSCI Index, changes in the composition and valuation of the S&P GSCI™ may adversely affect the market value and/or the payment at maturity or, if applicable, upon automatic call of the notes.

     The composition of the S&P GSCI Indices may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCI™ or futures contracts currently included in the S&P GSCI™ fail to satisfy such criteria. Those changes could impact the composition and valuation of the S&P GSCI Indices. The weighting factors applied to each commodity included in the S&P GSCI™ change annually, based on changes in commodity production statistics. In addition, S&P may modify the methodology for determining the composition and weighting of the S&P GSCI™ and for calculating their value in order to assure that the S&P GSCI™ represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCI™ and its sub-indices. A number of modifications to the methodology for determining the contracts to be included in each S&P GSCI Index, and for valuing each S&P GSCI Index, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the market value and/or the payment at maturity or, if applicable, upon automatic call.

Prices for the physical commodities upon which the futures contracts that compose an Index are based may change unpredictably and affect the value of the notes in unanticipated ways.

     A decrease in the price of any of the commodities upon which the futures contracts that compose an Index are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of such commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index. It is not possible to predict the aggregate effect of all or any combination of these factors. The relevant terms supplement may provide additional risk factors relating to the Index.

     Agricultural Sector

     Global prices of agricultural commodities, including cocoa, coffee, corn, cotton, soybeans, sugar and wheat, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

     Energy Sector

     Global prices of energy commodities, including WTI crude oil, brent crude oil, RBOB gasoline, heating oil, gasoil and natural gas, are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

     Industrial Metals Sector

     Global prices of industrial metals commodities, including aluminum, copper, lead, nickel and zinc, are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

     Livestock Sector

     Livestock commodities, including live cattle, feeder cattle and lean hogs, are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

     Precious Metals Sector

     Global prices of precious metals commodities, including gold and silver, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.

Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

     Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodities market.

An investment in the notes may be subject to risks associated with the London Metal Exchange.

     The notes may be linked in whole or in part to a commodity (Aluminum, Copper, Lead, Nickel and Zinc) that is traded on the London Metal Exchange (the “LME”). Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

     In addition, the LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur during the term of the notes, the official U.S. dollar cash settlement prices per metric ton of the Commodity and, consequently, the Commodity Return, could be adversely affected.

An investment in the notes may be subject to risks associated with the London Bullion Market Association.

     The notes may be linked in whole or in part to a commodity (Gold and Silver) that is traded on the London Bullion Market Association (the “LBMA”). Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

     The Commodity Prices of Gold and Silver will be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of Gold and Silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An investment in the notes may be subject to risks associated with ICE Futures Europe.

     The notes may be linked in whole or in part to a commodity (Brent Crude) that is traded on ICE Futures Europe. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

An investment in the notes may be subject to risks associated with the London Platinum and Palladium Market Association.

     The notes may be linked in whole or in part to a commodity (Palladium and Platinum) that is traded on the London Platinum and Palladium Market Association (the “LPPM”). Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

     The Commodity Prices of Palladium and Platinum will be determined by reference to fixing prices reported by the LPPM. The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity. If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of Palladium and Platinum may be adversely affected. The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading. For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity.

     A decrease in the price of one or more Commodities may have a material adverse effect on the value of the notes and your return on your investment in the notes. A Commodity is subject to the effect of numerous factors, certain of which are specific to the market for each commodity to which your notes may be linked, as discussed below.

     Aluminum

     The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Copper

     The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Gold

     The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Lead

     The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for lead is significantly influenced by the level of global industrial economic activity. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand. Growth in the production of batteries will drive lead demand. The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will also influence demand for lead. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world. The supply of lead is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Nickel

     The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand.

Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Palladium

     The price of Palladium has fluctuated widely over the past several years. Because the Palladium supply is both limited and concentrated, any disruptions in the Palladium supply tend to have an exaggerated effect on the price of Palladium. Key factors that may influence prices are the policies and production and cost levels in the most important Palladium-producing countries, in particular, Russia, South Africa and Canada (which together account for over 80% of production), the size and availability of the Russian Palladium stockpiles, global supply and demand as well as the economic situation of the main consuming countries. The possibility of large-scale distress sales of Palladium in times of crises may also have a short-term negative impact on the price of Palladium and may adversely affect the value of the notes. For example, the 2008 financial crisis resulted in significantly depressed prices of Palladium largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair Palladium’s price performance which may, in turn, have an adverse effect on the value of the notes. Palladium is used in a variety of industries, in particular the automotive industry. Demand for Palladium from the automotive industry, which uses Palladium as a catalytic converter, accounts for more than 50% of the industrial use of Palladium, and a renewed decline in the global automotive industry may impact the price of Palladium and affect the value of the notes. Palladium is also used in the electronics, dental and jewelry industries.

     Platinum

     The price of platinum is primarily affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles, as well as the economic situation of the main consuming countries. Platinum is used in a variety of industries and the automotive industry. Demand for platinum from the automotive industry which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

     Silver

     The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

     Zinc

     The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments. It is not possible to predict the aggregate effect of all or any combination of these factors.

The prices of commodities futures contracts are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity futures contract.

     A decrease in the price of one or more Commodity Futures Contract may have a material adverse effect on the value of the notes and your return on your investment in the notes. A Commodity Futures Contract is subject to the effect of numerous factors, certain of which are specific to the market for each commodity futures contract to which your notes may be linked, as discussed below.

     Brent Crude

     The price of IPE brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

     Coffee

     The price of coffee is primarily affected by the global demand for and supply of coffee, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for coffee is significantly influenced by human consumption, retail prices, social trends, lifestyle changes and market power all of which are subject to fluctuation. The supply of coffee is dependent on many factors including weather patterns such as floods, drought and freezing conditions, government regulation, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of coffee. Additionally, since most coffee is grown in Latin America, Southeast Asia and Africa, coffee crops may be subject to supply disruption as a result of political instability, natural disasters, pestilence, wars or civil upheavals in such regions. Changes in supply and demand may have an adverse effect on the price of coffee. In addition, technological advances and scientific developments could lead to increases in worldwide production of coffee and corresponding decreases in the price of coffee.

     Corn

     The price of corn is primarily affected by the global demand for, and supply of, corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

     Cotton

     The price of cotton is primarily affected by the global demand for and supply of cotton, but is also significantly influenced by speculative actions and by currency exchange rates. In addition, the price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals. Demand for cotton has generally increased with worldwide growth and prosperity.

     Crude Oil

     The price of WTI light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by OPEC and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

     Heating Oil

     The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for buildings. Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

     Natural Gas

     Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the Middle East, Europe, the former Soviet Union and Africa. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

     RBOB Gasoline

     The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during “driving seasons” usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

     Soybean Meal

     The price of soybean meal is primarily affected by the global demand for and supply of soybean meal, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Soybean meal is used primarily as an animal feed ingredient and therefore demand for soybean meal is significantly influenced by the level of global livestock production. Soybean meal production is dominated by the United States, China, Brazil, Argentina and India. Governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of soybean meal. Extrinsic factors also affect soybean meal prices such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals.

     Soybeans

     The price of soybeans is primarily affected by the global demand for and supply of soybeans, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. This includes the use of soybeans for the production of animal feed, vegetable oil, edible soybean oil and biodiesel all of which may have a major impact on worldwide demand for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect soybean prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

     Sugar

     Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates. Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by level of human consumption of sweetened food-stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar. Extrinsic factors also affect sugar prices such as weather, disease and natural disasters.

     Wheat

     The price of wheat is primarily affected by the global demand for and supply of wheat, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy and fiscal and monetary issues, more generally. Human consumption and alternative uses for wheat and other grains in manufacturing and other industries may also affect the price of wheat. Wheat prices may also be influenced by or dependant on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power. Extrinsic factors also affect grain prices such as natural disasters, pestilence, wars and political and civil upheavals. Substitution of other commodities for wheat could also impact the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat. In addition, technological advances and scientific developments could lead to increases in worldwide production of wheat and corresponding decreases in the price of wheat. China, India and the United States are the three largest suppliers of wheat crops.

The relevant exchange has no obligation to consider your interests.

     The relevant exchange is responsible for calculating the official settlement price or fixing level, as applicable, for a Commodity or Commodity Futures Contract. The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for the Commodity or Commodity Futures Contract. Any of these actions could adversely affect the value of the notes. The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for the Commodity or Commodity Futures Contract.

Historical performance of a Commodity, a Commodity Futures Contract or an Index should not be taken as an indication of the future performance of such Commodity, Commodity Futures Contract or Index during the term of the notes.

     The actual performance of a Commodity, a Commodity Futures Contract or an Index over the term of the notes, as well as the amount payable at maturity or, if applicable, upon automatic call, may bear little relation to the historical performance of such Commodity, Commodity Futures Contract or Index. It is impossible to predict whether the price or level, as applicable, of a Commodity, a Commodity Futures Contract or an Index will rise or fall.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may acquire the notes only for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

     If the notes are linked to an index not described in this product supplement, a separate index supplement or the relevant terms supplement may provide additional risk factors relating to such index.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $60.00 per $1,000 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in instruments the value of which is derived from the one or more Commodities, Commodity Futures Contracts or Indices, or positions in futures contracts underlying one or more Indices or positions in related options or futures contracts. While we cannot predict an outcome, such hedging activity or other hedging and investment activity of ours could potentially increase the Commodity Price of one or more Commodities, the Contract Price of one or more Commodity Futures Contracts or the Index Closing Level of one or more Indices on any trading day as well as the Initial Commodity Price of one or more Commodities, the Initial Contract Price of one or more Commodity Futures Contracts or the Initial Index Level of one or more Indices, which could adversely affect your payment at maturity or, if applicable, upon automatic call or the amount of interest you may receive over the term of the notes. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above. Although we have no reason to believe that any of these activities will have a material effect on the value of the Underlying or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any affiliated or unaffiliated counterparties may take in connection with our hedging activity.

THE COMMODITIES

     We have derived all information regarding the commodities contained in this product supplement, including, without limitation, their respective make-up and method of calculation, from publicly available information. Information related to the commodities that trade on the London Metal Exchange (the “LME”), the London Bullion Market Association (the “LBMA”) or the London Platinum and Paladium Market (“LPPM”) reflects the policies of, and is subject to change by, the LME, LBMA or the LPPM as applicable. We make no representation or warranty as to the accuracy or completeness of such information.

     The notes may be linked to the performance of some or all of the following nine commodities (each a “Commodity,” and together, the “Commodities”) — Aluminum, Copper, Lead, Nickel and Zinc, which trade on the LME; Gold and Silver, which trade on the LBMA; and Palladium and Platinum, which trade on the LPPM.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

     The official settlement price or fixing level for each Commodity will be determined as described below. If any Bloomberg symbol for a particular Commodity differs from, or is more precise than, any Bloomberg symbol specified below, we will set forth the different, or more precise, Bloomberg symbol in the relevant terms supplement.

  Aluminum – The official U.S. dollar cash settlement price of Aluminum is the official U.S. dollar cash settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOAHDY.” The official U.S. dollar cash settlement price of Aluminum is determined by reference to the LME’s “High Grade Primary Aluminum Contract.”

  Copper – The official U.S. dollar cash settlement price of Copper is the official U.S. dollar cash settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOCADY.” The official U.S. dollar cash settlement price of Copper is determined by reference to the LME’s “Copper—Grade A Contract.”

  Gold – The official afternoon fixing level in U.S. dollars per troy ounce quoted by the LBMA and displayed on Bloomberg under the symbol “GOLDLNPM.”

  Lead – The official U.S. dollar cash settlement price of Lead is the official U.S. dollar cash settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOPBDY.” The official U.S. dollar cash settlement price of Lead is determined by reference to the LME’s “Standard Lead Contract.”

  Nickel - The official U.S. dollar cash settlement price of Nickel is the official U.S. dollar cash settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LONIDY.” The official U.S. dollar cash settlement price of Nickel is determined by reference to the LME’s “Primary Nickel Contract.”

  Palladium – The afternoon fixing level per troy ounce gross of Palladium for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM and displayed on Bloomberg under the symbol “PLDMLNPM.”

  Platinum – The afternoon fixing level per troy ounce gross of Platinum for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM and displayed on Bloomberg under the symbol “PLTMLNPM.”

  Silver – The official fixing level in U.S. dollars per troy ounce (expressed in cents) as determined by the market making members of the LBMA at 12:00 p.m. each business day and quoted by the LBMA and displayed on Bloomberg under the symbol “SLVRLN.”

  Zinc – The official U.S. dollar cash settlement price of Zinc is the official U.S. dollar cash settlement price (expressed in dollars per metric ton) quoted by the LME and displayed on Bloomberg under the symbol “LOZSDY.” The official U.S. dollar cash settlement price of Zinc is determined by reference to the LME’s “Special High Grade Zinc Contract.”

     For information regarding how the Commodity Return will be calculated if the settlement prices or fixing levels of one of the Commodities is not calculated by the LME, LBMA or the LPPM or published by Bloomberg, see “General Terms of Notes — Discontinuation of Trading of a Commodity on its Relevant Exchange; Alternative Method of Calculation” below.

The London Metal Exchange

     The LME was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, aluminum and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to the over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-back” contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts used to be established for delivery on any day (referred to as a “prompt date”) from one day to three months following the date of contract. Currently, LME contracts may be established for monthly delivery up to 15, 27 and 63 months forward (depending on the commodity). Further, because it is a principals’ forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

     The LME is not a cash-cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlements costs. The LME is subject to regulation by the Securities and Investments Board.

     The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:10 p.m. and from 2:55 to 4:15 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros. Prices are quoted in U.S. dollars.

     Copper has traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today’s Grade-A Contract which began trading in June 1986. Lead and zinc were officially introduced in 1920. Zinc has undergone a number of upgrades, most recently with the introduction of the special high grade contract in June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today’s High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel and zinc.

The London Bullion Market Association

     The London Gold Bullion Market

     The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA. The LBMA, which was formally incorporated in 1987, is a self-regulatory association currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

     Twice daily during London trading hours, at 10:30 a.m. and 3:00 p.m., there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London gold fixing is traditionally limited to five market–making members of the LBMA.

     Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representatives at the fixing. Orders may be changed at any time during these proceedings. Prices are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices could decline without limitation over a period of time.

     The London Silver Market

     The London silver market is the principal global clearing center for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange traded futures and options and other derivatives. The principal representative body of the London silver market is the LBMA.

     At noon on each business day, there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London silver fixing is traditionally limited to three market-making members of the LBMA.

     Clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the silver fixing meeting. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Silver Fix Price is the most widely used benchmark for daily silver prices.

     The official afternoon gold fixing level in U.S. dollars per troy ounce and the official silver fixing level in U.S. dollars per troy ounce are available on the LBMA website at www.lbma.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LBMA website. No information contained on the LBMA website is incorporated by reference in this product supplement.

The London Platinum and Palladium Market

     The London platinum market is the principal global clearing center for over-the-counter platinum transactions, including transactions in spot and forward contracts. The London palladium market is the principal global clearing center for over-the-counter platinum transactions, including transactions in spot and forward contracts. The principal representative body of the London platinum market and the London palladium market is the LPPM.

     At 9:45 a.m. and at 2:00 p.m. on each business day, there is a “fixing” which provides reference platinum and palladium prices for that day’s trading.

     Clients place orders with the dealing rooms of LPPM members, who net all orders before communicating their interest to their representative at the platinum fixing telephonic meeting or the palladium fixing telephonic meeting, as applicable. Orders may be changed at any time during these proceedings. The platinum price and the palladium price are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Platinum Fix Price is the most widely used benchmark for daily platinum prices.

     The afternoon platinum fixing level in U.S. dollars per troy ounce and the afternoon palladium fixing level in U.S. dollars per troy ounce are available on the LPPM website at www.lppm.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LPPM website. No information contained on the LPPM website is incorporated by reference in this product supplement.

No Relationship Between the LME, LBMA or the LPPM and J.P. Morgan Chase & Co.

     The notes are not sponsored, endorsed, sold or promoted by the LME, LBMA or the LPPM. The LME, LBMA and the LPPM make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LME, LBMA and the LPPM have no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LME, LBMA and the LPPM are not responsible for and have not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LME, LBMA and the LPPM have no obligation or liability in connection with the administration, marketing or trading of the notes.

     THE LME, LBMA AND THE LPPM DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE COMMODITIES WHICH ARE TRADED ON THE LME, LBMA OR THE LPPM AND THE LME, LBMA AND THE LPPM SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. THE LME, LBMA AND THE LPPM MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE COMMODITIES WHICH ARE TRADED ON THE LME, LBMA OR THE LPPM. THE LME, LBMA AND THE LPPM MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE COMMODITIES WHICH ARE TRADED ON THE LME, LBMA OR THE LPPM. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LME, LBMA AND THE LPPM HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LME, LBMA OR THE LPPM AND THE LME, LBMA AND THE LPPM MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE COMMODITY FUTURES CONTRACTS

     We have derived all information regarding the commodities contained in this product supplement, including, without limitation, their respective make-up and method of calculation, from publicly available information. Information related to the commodities futures contracts which trade on ICE Futures Europe, ICE Futures U.S., the New York Mercantile Exchange (the “NYMEX”) and the Chicago Board of Trade (the “CBOT”) reflects the policies of, and is subject to change by, ICE Futures Europe, ICE Futures U.S., NYMEX, or CBOT as applicable. We make no representation or warranty as to the accuracy or completeness of such information.

     The notes may be linked to the performance of some or all of the following twelve commodity futures contracts (each a “Commodity Futures Contract,” and together, the “Commodity Futures Contracts”) — Brent Crude, which trades on ICE Futures Europe; Coffee, Cotton and Sugar, which trade on ICE Futures U.S.; Corn, Soybean Meal, Soybeans and Wheat, which trade on the CBOT; and Crude Oil, Heating Oil, Natural Gas and RBOB Gasoline, which trade on the NYMEX.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

     The official settlement price for each Commodity Futures Contract will be determined as described below. If any Bloomberg symbol for a particular Commodity Futures Contract differs from, or is more precise than, any Bloomberg symbol specified below, we will set forth the different, or more precise, Bloomberg symbol in the relevant terms supplement.

  Brent Crude – The official U.S. dollar cash settlement price of Brent Crude is the official U.S. dollar cash settlement price (express in dollars per barrel) for Brent Crude of the futures contract in respect of the first nearby month quoted by ICE Futures Europe and displayed on Bloomberg under the symbol “CO1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of ICE Futures Europe), then the second nearby month futures contract (Bloomberg Ticker: “CO2” <Comdty>) on such trading day.

  Coffee – The official U.S. dollar settlement price of Coffee is the official U.S. dollar settlement price (expressed in dollars per pound) for the first nearby month futures contract for deliverable grade washed aribica coffee, quoted by ICE Futures U.S. and displayed on Bloomberg under the symbol “KC1” <Comdty>, provided that if such date falls within the notice period for delivery of coffee under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE Futures U.S.) then the second nearby month futures contract (Bloomberg Ticker: “KC2” <Comdty>) on such trading day.

  Corn – The official U.S. dollar settlement price of Corn is the official U.S. dollar settlement price (expressed in cents per bushel) for the first nearby month futures contract for #2 Yellow Corn, quoted by the CBOT and displayed on Bloomberg under the symbol “C 1” <Comdty>, provided that if such date falls within the notice period for delivery of corn under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT), then the second nearby month futures contract (Bloomberg Ticker: “C 2” <Comdty>) on such trading day.

  Cotton – The official U.S. dollar settlement price of Cotton is the official U.S. dollar settlement price (expressed in cents per pound) for the first nearby month futures contract for Cotton No. 2, quoted by ICE Futures U.S. and displayed on Bloomberg under the symbol “CT1” <Comdty>, provided that if such date falls within the notice period for delivery of cotton under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE Futures U.S.), then the second nearby month futures contract (Bloomberg Ticker: “CT2” <Comdty>) on such trading day.

  Crude Oil – The official U.S. dollar cash settlement price of Crude Oil is the official U.S. dollar cash settlement price (expressed in dollars per barrel) of the first nearby month WTI light sweet crude oil futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “CL1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX) then the second nearby month futures contract (Bloomberg Ticker: “CL2” <Comdty>) on such trading day.

  Heating Oil – The official U.S. dollar cash settlement price of Heating Oil is the official U.S. dollar cash settlement price (expressed in dollars per gallon) of the first nearby months fungible No. 2 heating oil futures contract, quoted by the NYMEX and displayed on Bloomberg under the symbol “HO1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “HO2” <Comdty>) on such trading day.

  Natural Gas – The official U.S. dollar cash settlement price of Natural Gas is the official U.S. dollar cash settlement price (expressed in dollars per million British thermal units) of the first nearby Henry Hub natural gas futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “NG1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “NG2” <Comdty>) on such trading day.

  RBOB Gasoline – The official U.S. dollar cash settlement price of RBOB Gasoline is the official U.S. dollar cash settlement price (expressed in dollars per gallon) of the first nearby non-oxygenated blendstock gasoline futures contract, quoted by NYMEX and displayed on Bloomberg under the symbol “XB1” <Comdty>, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the NYMEX), then the second nearby month futures contract (Bloomberg Ticker: “XB2” <Comdty>) on such trading day.

  Soybean Meal – The official U.S. dollar settlement price of Soybean Meal is the official U.S. dollar settlement price (expressed in dollars per ton) for the first nearby month futures contract for deliverable grade Soybean Meal as quoted by the CBOT and displayed on Bloomberg under the symbol “SM1” <Comdty>, provided that if such date falls within the notice period for delivery of soybean meal under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT) then the second nearby month futures contract (Bloomberg Ticker: “SM2” <Comdty>) on such trading day.

  Soybeans – The official U.S. dollar settlement price of Soybeans is the official U.S. dollar settlement price (expressed in cents per bushel) for the first nearby month futures contract for deliverable grade Soybeans as quoted by the CBOT and displayed on Bloomberg under the symbol “S 1” <Comdty>, provided that if such date falls within the notice period for delivery of soybeans under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT) then the second nearby month futures contract (Bloomberg Ticker: “S 2” <Comdty>) on such trading day.

  Sugar – The official U.S. dollar settlement price of Sugar is the official U.S. dollar settlement price (expressed in cents per pound) for the first nearby month futures contract for deliverable grade cane sugar, quoted by ICE Futures U.S. and displayed on Bloomberg under the symbol “SB1” <Comdty>, provided that if such date falls within the notice period for delivery of sugar under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of ICE Futures U.S.), then the second nearby month futures contract (Bloomberg Ticker: “SB2” <Comdty>) on such trading day.

  Wheat – The official U.S. dollar settlement price of Wheat is the official settlement price (expressed in cents per bushel) for the first nearby month futures contract for deliverable grade wheat as quoted by the CBOT and displayed on Bloomberg under the symbol “W 1” <Comdty>, provided that if such date falls within the notice period for delivery of wheat under such futures contract or on the last trading day of such futures contract (all pursuant to the rules of the CBOT) then the second nearby month futures contract (Bloomberg Ticker: “W 2” <Comdty>) on such trading day.

     For information regarding how the Contract Return will be calculated if the settlement prices of one of the Commodity Futures Contracts is not calculated by ICE Futures Europe, ICE Futures U.S., NYMEX, or CBOT or published by Bloomberg, see “General Terms of Notes — Discontinuation of Trading of a Commodity Futures Contract on its Relevant Exchange; Alternative Method of Calculation” below.

ICE Futures Europe and ICE Futures U.S.

     General

     In May 2000, IntercontinentalExchange, Inc. (“ICE”), was established, with its founding shareholders representing some of the world’s largest energy companies and global banks. ICE’s mission was to transform over-the-counter energy markets by providing an open, accessible, around-the-clock electronic energy marketplace to a previously fragmented and opaque market. ICE offered the energy community price transparency, more efficiency, greater liquidity and lower costs than manual trading, such as voice or floor markets. In June 2001, ICE expanded its business into futures trading by acquiring the International Petroleum Exchange (the “IPE”), now ICE Futures Europe, which operated Europe’s leading regulated energy futures exchange. Since 2003, ICE has partnered with the Chicago Climate Exchange to host its electronic marketplace. In April 2005, the entire ICE portfolio of energy futures became fully electronic. In November 2005, ICE completed its IPO on the New York Stock Exchange (NYSE) under the ticker ICE. In January 2007, ICE acquired the New York Board of Trade (the “NYBOT”), now ICE Futures U.S. Today, its futures contracts for soft commodities, including sugar and coffee, are listed on the ICE platform.

     ICE Futures Europe

     ICE Futures Europe is ICE’s London-based regulated futures exchange for global energy markets. As the leading fully electronic energy futures exchange, ICE Futures Europe lists the leading global crude oil benchmarks and sees half of the trade in the world’s crude oil and refined product futures in its markets. In partnership with the European Climate Exchange (ECX), ICE also offers the leading European emissions futures market. Participants in more than 55 countries have access to a range of futures and options contracts to manage risk around-the-clock, in a transparent and liquid marketplace.

     ICE Futures Europe is a London-based Recognized Investment Exchange, supervised by the U.K. Financial Services Authority (the “FSA”) under the terms of the Financial Services and Markets Act 2000. U.S.-linked futures and options contracts, including WTI crude oil futures and options, are subject to further oversight by the CFTC, pursuant to ICE Futures Europe’s no action letter as amended in June 2008. ICE operates its sales and marketing activities in the U.K. through ICE Markets Limited which is authorized and regulated by the FSA.

     The IPE brent blend crude oil futures contract was introduced in 1988 and is used to price a portion of the world’s traded oil. The Brent Crude contract represents the right to receive a future delivery of 1,000 net barrels of brent blend crude oil per unit and is quoted at a price that represents one barrel of brent blend crude oil. The delivery point of crude oil underlying the contract is Sullom Voe, Scotland. The Brent Crude contract is a deliverable contract based on an Exchange of Futures for Physical (“EFP”) delivery mechanism with an option to cash settle. This mechanism enables companies to take delivery of physical crude supplies through EFP or, alternatively and more commonly, open positions that can be cash settled at expiration against a physical price index. Trading in the contract will cease at the close of business on the business day immediately preceding the 15th day prior to the first day of the delivery month, if such 15th day is a banking day in London. If the 15th day is a non-banking day in London (including Saturday), trading will cease on the business day immediately preceding the first business day prior to the 15th day prior to the first day of the delivery month that is a banking day in London. Such dates are published by ICE Futures Europe.

     ICE Futures U.S.

     ICE Futures U.S. is based in New York and is a leading global soft commodity futures and options exchange, with markets for sugar, cotton, coffee, cocoa and orange juice. ICE Futures U.S. is also the exclusive venue for trading Russell 1000® and Russell 2000® index futures and options contracts as well as contracts based on the ICE U.S. Dollar Index. ICE Futures U.S. offers a range of trading and risk management services across soft commodities, equity indexes and foreign exchange (FX), and its electronic trading platform brings market access and transparency to participants around the world.

     ICE Futures U.S. is a designated contract market pursuant to the Commodity Exchange Act, as amended, and, as such, is regulated by the CFTC.

     Coffee has traded on ICE Futures U.S. (and its predecessors, the Coffee Exchange of New York, the Coffee, Sugar and Cocoa Exchange and the NYBOT) since 1882. Cotton has traded on ICE Futures U.S. (and its predecessors, the New York Cotton Exchange and the NYBOT) since 1870. Sugar has traded on ICE Futures U.S. (and its predecessors, the Coffee, Sugar and Cocoa Exchange and the NYBOT) since 1914.

The New York Mercantile Exchange

     The NYMEX was established in 1872 as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. It is now the largest exchange in the world for the trading of energy futures and options contracts, including contracts for crude oil, non-oxygenated gasoline, heating oil and natural gas. It is also a leading North American exchange for the trading of platinum group metals and other precious metals contracts. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform. The establishment of energy futures on the NYMEX occurred in 1979, with the introduction of heating oil futures contracts. The NYMEX opened trading in leaded gasoline futures in 1981, followed by the crude oil futures contract in 1983 and unleaded gasoline futures in 1984.

     On August 22, 2008, CME Group Inc. (“CME Group”) has completed the acquisition of NYMEX Holdings, Inc. (“NYMEX Holdings”) pursuant to an Agreement and Plan of Merger dated as of March 17, 2008. Following the acquisition of NYMSX Holding by CME Group, NYMEX Holdings has become a direct, wholly owned subsidiary of CME Group.

CBOT

     Effective July 12, 2007, CBOT Holdings, Inc., the parent company of the CBOT, merged with and into Chicago Mercantile Exchange Holdings Inc. At the time of the merger, the combined company was renamed CME Group Inc., and the CBOT became a subsidiary of CME Group Inc. CME Group is the world’s largest and most diverse exchange, with all major benchmark asset classes ultimately available on a single trading platform and floor.

     The CBOT, established in 1848, is a leading futures and futures-options exchange. More than 3,600 CBOT member/stockholders trade 50 different futures and options products at the CBOT by open auction and electronically. Volume at the CBOT exchange in 2006 surpassed 805 million contracts, the highest yearly total recorded in its history.

     For decades, the primary method of trading at the CBOT was open auction, which involved traders meeting face-to-face in trading pits to buy and sell futures contracts. But to better meet the needs of a growing global economy, the CBOT successfully launched its first electronic trading system in 1994.

During the last decade, as the use of electronic trading has become more prevalent, the CBOT exchange has upgraded its electronic trading system several times. Most recently, on October 12, 2005, the CBOT successfully launched its newly enhanced electronic trading platform, e-cbot, powered by LIFFE CONNECT®, by introducing a major API upgrade.

No Relationship Between ICE Futures Europe, ICE Futures U.S., NYMEX, or CBOT and J.P. Morgan Chase & Co.

     The notes are not sponsored, endorsed, sold or promoted by ICE Futures Europe, ICE Futures U.S., NYMEX, or CBOT. The LME, ICE Futures Europe, ICE Futures U.S., NYMEX, CBOT, LBMA and the LPPM make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LME, ICE Futures Europe, ICE Futures U.S., NYMEX, CBOT, LBMA and the LPPM have no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LME, ICE Futures Europe, ICE Futures U.S., NYMEX, CBOT, LBMA and the LPPM are not responsible for and have not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LME, ICE Futures Europe, ICE Futures U.S., NYMEX, CBOT, LBMA and the LPPM have no obligation or liability in connection with the administration, marketing or trading of the notes.

     ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX AND CBOT DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE COMMODITY FUTURES CONTRACTS WHICH ARE TRADED ON ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX OR CBOT AND ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX AND CBOT SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX AND CBOT MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE COMMODITY FUTURES CONTRACTS WHICH ARE TRADED ON ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX OR CBOT. ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX AND CBOT MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE COMMODITY FUTURES CONTRACTS WHICH ARE TRADED ON ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX OR CBOT. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX AND CBOT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX OR CBOT AND ICE FUTURES EUROPE, ICE FUTURES U.S., NYMEX AND CBOT MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE DJ-UBS COMMODITY INDICES

General

     The notes may be linked in whole or in part to the performance of the Dow Jones-UBS Commodity IndexSM, its single-commodity sub-indices or the forward-month version of Dow Jones-UBS Commodity IndexSM or its single-commodity sub-indices (each a “DJ-UBS Commodity Index” and collectively, the “DJ-UBS Commodity Indices”). We have derived all information contained in this product supplement regarding the DJ-UBS Commodity Indices including, without limitation, their make-up, methods of calculation and changes in their components from (i) publicly available sources and (ii) a summary of the Dow Jones-UBS Commodity IndexSM Handbook (a document that is considered proprietary to UBS Securities LLC (“UBS”) and CME Group Index Services LLC (“CME Indexes”) and is available to those persons who enter into a license agreement available at www.djindexes.com/ubs/index.cfm?go=handbook). Such information reflects the policies of, and is subject to change by, UBS and CME Indexes. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the DJ-UBS Commodity Indices, UBS and CME Indexes. UBS and CME Indexes are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. UBS and CME Indexes have no obligation to continue to publish the DJ-UBS Commodity Indices, and may discontinue publication of the DJ-UBS Commodity Indices at any time in their sole discretion. Information contained in the Dow Jones website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

     In May 2009, UBS completed its acquisition of the commodity index business of AIG Financial Products Corp. (“AIG-FP”), including AIG-FP’s rights to the Dow Jones — AIG Commodity IndexSM, its single-commodity sub-indices and the forward-month versions of Dow Jones — AIG Commodity IndexSM and its single-commodity sub-indices. The Dow Jones — AIG Commodity IndexSM was rebranded as “Dow Jones-UBS Commodity IndexSM” and the related indices were similarly rebranded. In addition, UBS and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement to jointly market the DJ-UBS Commodity Indices. Dow Jones subsequently assigned all its interest in the joint marketing agreement to CME Indexes.

Overview

     The Dow Jones-UBS Commodity IndexSM is composed of exchange-traded futures contracts on physical commodities and is designed to be a highly liquid and diversified benchmark for commodities as an asset class. Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity. The Dow Jones-UBS Commodity IndexSM is published by Bloomberg L.P. under the ticker symbols “DJUBS” for the excess return version and “DJUBSTR” for the total return version.

     The single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM follow the methodology of the Dow Jones-UBS Commodity IndexSM, except that the calculation of each single-commodity sub-index utilizes the prices of the relevant futures contracts (listed under “— Designated Contracts for Each Commodity”) and the relevant Commodity Index Multiplier (determined as described under “— Commodity Index Multipliers”). The single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM are published by Bloomberg L.P. If the notes are linked in whole or in part to a single-commodity sub-index of the Dow Jones-UBS Commodity IndexSM, the ticker symbol will be provided in the relevant terms supplement.

     UBS and CME Indexes also publish forward-month versions of the Dow Jones-UBS Commodity IndexSM and its single-commodity sub-indices that trades longer-dated commodity futures contracts. The Dow Jones-UBS Commodity Index 3 Month ForwardSM follows the methodology of the Dow Jones-UBS Commodity IndexSM, except that the futures contracts used for calculating the Dow Jones-UBS Commodity Index 3 Month ForwardSM are advanced, as compared to the Dow Jones-UBS Commodity IndexSM, such that the delivery months for the reference contracts are generally two or three months later than those of the corresponding reference contracts used for the Dow Jones-UBS Commodity IndexSM. The Dow Jones-UBS Commodity Index 3 Month ForwardSM is published by Bloomberg L.P. under the ticker symbols “DJUBSF3” for the excess return version and “DJUBSF3T” for the total return version.

     The forward-month single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM follow the methodology of the Dow Jones-UBS Commodity IndexSM, except that the calculation of each forward-month single-commodity sub-index utilizes the prices of the relevant futures contracts (as listed under “— Designated Contracts for Each Commodity”) and the relevant Commodity Index Multiplier (determined as described under “— Commodity Index Multipliers”). In addition, the futures contracts used for calculating the forward-month single-commodity sub-indices are advanced, as compared to the future contracts included in the Dow Jones-UBS Commodity IndexSM, such that the delivery months for the reference contracts are three months later than those of the corresponding reference contracts used for the forward-month single-commodity sub-indices. The forward-month single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM are published by Bloomberg L.P. If the notes are linked in whole or in part to a forward-month single-commodity sub-index of the Dow Jones-UBS Commodity IndexSM, the ticker symbol will be provided in the relevant terms supplement.

     UBS and CME Indexes publish both a total return version and excess return version of each of the DJ-UBS Commodity Indices. The total return version of each DJ-UBS Commodity Index reflects the returns on a fully collateralized investment in the excess return version of such DJ-UBS Commodity Index. Accordingly, the total return version of each DJ-UBS Commodity Index combines the returns of the relevant excess return version with returns on cash collateral invested in Treasury Bills. The cash collateral returns are calculated using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website wwws.publicdebt.treas.gov/AI/OFBills under the column headed “Discount Rate %,” published by the Bureau of the Public Debt of the U.S. Treasury (or any successor source). Information contained in the Bureau of the Public Debt of the U.S. Treasury website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement. Weekly auction high rates are generally published once each week on Monday. The notes may be linked to the excess return or the total return version of the DJ-UBS Commodity Indices.

     The Dow Jones-UBS Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones-UBS Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones-UBS Commodity IndexSM for 2011 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, unleaded gasoline, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones-UBS Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

     The Dow Jones-UBS Commodity IndexSM is a proprietary index that AIG International, Inc. developed and that UBS and CME calculate. The methodology for determining the composition and weighting of the Dow Jones-UBS Commodity IndexSM and for calculating its value is subject to modification by UBS and CME Indexes at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones-UBS Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones-UBS Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:30 p.m. (New York time) and publishes the final Dow Jones-UBS Commodity IndexSM level for each DJ-UBS Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day. Dow Jones-UBS Commodity IndexSM levels can also be obtained from the official websites of both UBS and Dow Jones Indexes and are also published in The Wall Street Journal.

     A “DJ-UBS Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones-UBS Commodity IndexSM”) for the Dow Jones-UBS Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Dow Jones-UBS Commodities for 2011, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-UBS Business Day will not exist.

     UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones-UBS Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones-UBS Commodity IndexSM. For information about how this trading may affect the value of the DJ-UBS Commodity Indices, see “Risk Factors — For notes linked to a DJ-UBS Commodity Index, trading and other transactions by UBS and its affiliates in the futures contracts constituting the DJ-UBS Commodity Indices and the underlying commodities may affect the level of the DJ-UBS Commodity Indices.”

The Dow Jones-UBS Commodity Index Supervisory and Advisory Committees

     UBS and CME Indexes have established the Dow Jones-UBS Commodity Index Supervisory Committee (the “Supervisory Committee”) and the Dow Jones-UBS Commodity Index Advisory Committee (the “Advisory Committee”) to assist them in connection with the operation of the Dow Jones-UBS Commodity IndexSM. The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by CME Indexes, and makes all final decisions related to the Dow Jones-UBS Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Advisory Committee includes six to twelve members drawn from the financial and academic communities. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones-UBS Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

     As described in more detail below, the Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones-UBS Commodity IndexSM are determined each year in third or fourth quarter by UBS under the supervision of the Supervisory Committee following advice from the Advisory Committee and are published as promptly as practicable following the calculation.

     For example, the composition of the Dow Jones-UBS Commodity IndexSM for 2011 was approved by the Dow Jones-UBS Index Oversight Committee in October of 2010 and published on October 29, 2010. The January 2011 reweighting and rebalancing was based on the following percentages:

The Dow Jones-UBS Commodity IndexSM 2011 Commodity Index Percentages

COMMODITY	WEIGHTING
Crude Oil	14.709297%
Natural Gas	11.218962%
Gold	10.449067%
Soybeans	7.856815%
Copper	7.539090%
Corn	6.978537%
Aluminum	5.203285%
Wheat	4.605238%
Heating Oil	3.575070%
Unleaded Gasoline	3.496671%
Live Cattle	3.359133%
Sugar	3.326014%
Silver	3.289633%
Soybean Oil	2.937244%
Zinc	2.849355%
Coffee	2.355773%
Nickel	2.250815%
Lean Hogs	2.000000%
Cotton	2.000000%

     Information concerning the Dow Jones-UBS Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site. Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones-UBS Commodity IndexSM

     The Dow Jones-UBS Commodity IndexSM was created using the following four main principles:

  ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones-UBS Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones-UBS Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones-UBS Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones-UBS Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  DIVERSIFICATION. A second major goal of the Dow Jones-UBS Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weighting of any particular commodity or sector increases volatility and negates the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones-UBS Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  CONTINUITY. The third goal of the Dow Jones-UBS Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones-UBS Commodity IndexSM from year to year. The Dow Jones-UBS Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones-UBS Commodity IndexSM.

  LIQUIDITY. Another goal of the Dow Jones-UBS Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones-UBS Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

     These four principles represent goals of the Dow Jones-UBS Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either UBS or CME Indexes.

Composition of the Dow Jones-UBS Commodity IndexSM — Commodities Available for Inclusion

     A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones-UBS Commodity IndexSM and that are tradeable through a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

     As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

     The 19 Dow Jones-UBS Commodities for 2011 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

     A futures contract known as a Designated Contract is selected by UBS for each commodity available for inclusion in the Dow Jones-UBS Commodity IndexSM. With the exception of several LME contracts, where UBS believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, UBS has historically chosen the futures contract that is traded in the United States and denominated in dollars. When more than one such contract has existed, UBS has selected the most actively traded contract. Although there are no current intentions to change this process, it is possible that UBS will in the future select contracts that are traded outside of the United States or are traded in currencies other than the U.S. dollar. The process is reviewed by the Supervisory Committee and the Advisory Committee. Data concerning each Designated Contract is used to calculate the Dow Jones-UBS Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones-UBS Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors — S&P or UBS and CME Indexes may be required to replace a contract underlying a S&P GSCI Index or a DJ-UBS Commodity Index, if the existing futures contract is terminated or replaced.”

     The Designated Contracts for 2011 Dow Jones-UBS Commodities are as follows:

Dow Jones-UBS Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton

Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound

Copper**	Copper	COMEX***	25,000 lbs	cents/pound

Corn	Corn	CBOT	5,000 bushels	cents/bushel

Cotton	Cotton	NYBOT	50,000 lbs	cents/pound

Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel

Gold	Gold	COMEX	100 troy oz.	$/troy oz.

Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon

Live Cattle	Live Cattle	CME^	40,000 lbs	cents/pound

Lean Hogs	Lean Hogs	CME^	40,000 lbs	cents/pound

Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu

Nickel	Primary Nickel	LME	6 metric tons	$/metric ton

Commodity	Designated Contract	Exchange	Units	Price quote
Silver	Silver	COMEX	5,000 troy oz.	$/troy oz.

Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel

Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound

Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound

Unleaded	Reformulated Gasoline	NYMEX	42,000 gal	cents/gallon
Gasoline	Blendstock for Oxygen Blending†
(RBOB)

Wheat	Wheat	CBOT	5,000 bushels	cents/bushel

Zinc	Special High Grade Zinc	LME	25 metric tons	$/metricton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**

The Dow Jones-UBS Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones-UBS Commodity IndexSM.

***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.
†

Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones-UBS Commodity IndexSM in April 2006.

     In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones-UBS Commodity IndexSM.

Commodity Groups

     For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
Unleaded Gasoline
(RBOB)

Precious Metals	Gold	Grains	Corn
	Silver		Soybeans
	Platinum		Soybean Oil
Wheat

Industrial Metals	Aluminum	Softs	Cocoa
	Copper		Coffee
	Lead		Cotton
	Nickel		Sugar
Tin
Zinc

Dow Jones-UBS Commodity IndexSM Breakdown by Commodity Group

     The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones-UBS Commodity IndexSM set forth under “The Dow Jones-UBS Commodity IndexSM 2011 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	13.74%
Industrial Metals	17.84%
Livestock	5.36%
Grains	22.38%
Softs	7.68%

Annual Reweightings and Rebalancings of The Dow Jones-UBS Commodity IndexSM

     The Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones-UBS Commodity IndexSM are determined each year in the third or fourth quarter by UBS under the supervision of the Supervisory Committee following advice from the Advisory Committee and are published as promptly as practicable following the calculation. The annual weightings for the next calendar year are implemented the following January.

Determination of Relative Weightings

     The relative weightings of the Dow Jones-UBS Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones-UBS Commodity IndexSM (the “Dow Jones-UBS Commodities”) and their respective percentage weights.

Diversification Rules

     The Dow Jones-UBS Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones-UBS Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM as of January of each year:

  No single commodity (e.g., natural gas or silver) may constitute more than 15% of the Dow Jones-UBS Commodity IndexSM.

  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones-UBS Commodity IndexSM.

  No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones-UBS Commodity IndexSM.

  No single commodity included in the Dow Jones-UBS Commodity IndexSM may constitute less than 2% of the Dow Jones-UBS Commodity IndexSM.

     Following the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM in January, the percentage of any commodity included in The Dow Jones-UBS Commodity IndexSM (the “Index Commodity”) or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

     Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones-UBS Commodity IndexSM by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices determined on that date for Designated Contracts included in the Dow Jones-UBS Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the Dow Jones-UBS Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

     The price return version of the Dow Jones-UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones-UBS Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the price return version of the Dow Jones-UBS Commodity IndexSM is a mathematical process whereby the CIMs for the Dow Jones-UBS Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones-UBS Commodity IndexSM price return level to calculate the new Dow Jones-UBS Commodity IndexSM price return level.

     The total return version of the Dow Jones-UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes in the level of the price return version of the Dow Jones-UBS Commodity IndexSM and adding interest that could be earned on funds committed to the trading of the underlying futures contracts. Once the level of the price return version of the Dow Jones-UBS Commodity IndexSM is determined as discussed above, the calculation of the total return version of the Dow Jones-UBS Commodity IndexSM is a mathematical process whereby the return from the prior Dow Jones-UBS Commodity IndexSM price return level to the current Dow Jones-UBS Commodity IndexSM price return level and the T-bill return since the calculation of the prior Dow Jones-UBS Commodity IndexSM total return level are determined. These returns are then applied to the prior Dow Jones-UBS Commodity IndexSM total return level to calculate the new Dow Jones-UBS Commodity IndexSM total return level.

Dissemination and Publication

     Dow Jones disseminates the Dow Jones-UBS Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones-UBS Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:30 p.m. (New York time), and publishes the final Dow Jones-UBS Commodity IndexSM level for each DJ-UBS Business Day at approximately 4:00 p.m. (New York time) on each such day. Dow Jones-UBS Commodity IndexSM levels can also be obtained from the official websites of both UBS and Dow Jones Indexes and are also published in The Wall Street Journal.

The Dow Jones-UBS Commodity IndexSM Is a Rolling Index

     The Dow Jones-UBS Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones-UBS Commodity IndexSM is a “rolling index.”

Dow Jones-UBS Commodity IndexSM Calculation Disruption Events

     From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones-UBS Commodity IndexSM will be adjusted in the event that UBS determines that any of the following index calculation disruption events exists:

     (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM on that day;

     (b) the settlement price of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

     (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM; or

     (d) with respect to any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

     The DJ-UBS Commodity Indices are joint products of Dow Jones Indexes, a licensed trademark of CME Indexes, and UBS Securities, and have been licensed for use in connection with certain products, including the notes. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, and “DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by JPMorgan Chase & Co.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the DJ-UBS Commodity Indices, which are determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to JPMorgan Chase & Co.

or the notes. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the DJ-UBS Commodity Indices. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indices and commodity futures (including the DJ-UBS Commodity Indices), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the DJ-UBS Commodity Indices and the notes.

     This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with the notes. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

     NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND JPMORGAN CHASE & CO., OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

THE S&P GSCI INDICES

     The notes may be linked in whole or in part to the performance of the S&P GSCI™ Index (“S&P GSCI™”) or certain of the S&P GSCI™’s commodity sector sub-indices: the S&P GSCI™ Agriculture Index, the S&P GSCI™ Energy Index, the S&P GSCI™ Industrial Metals Index, the S&P GSCI™ Livestock Index and the S&P GSCI™ Precious Metals Index (each a “S&P GSCI Sector Index,” and together, the “S&P GSCI Sector Indices”), or the S&P GSCI™’s single commodity sub-indices (each a “S&P GSCI Single Component Index,” and collectively, the “S&P GSCI Single Component Indices”). We refer to the S&P GSCI Single Component Indices and S&P GSCI Sector Indices collectively as the “S&P GSCI Component Indices,” and together with the S&P GSCI™, the “S&P GSCI Indices,” and each, a “S&P GSCI Index.” If the notes are linked to any S&P GSCI Single Component Index, any relevant disclosure for such S&P GSCI Single Component Index will be provided in the relevant terms supplement.

     The S&P GSCI Indices are published by Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”) and are determined, composed and calculated by S&P, without regard to the notes. S&P acquired the rights to the S&P GSCI™ from Goldman, Sachs & Co. in 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991. The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®.

     S&P publishes total return and excess return versions of each of the S&P GSCI Indices. The relevant terms supplement will specify whether the notes are linked to the total return or excess return version of the S&P GSCI Indices. The excess return versions of the S&P GSCI Indices is based on price levels of the futures contracts included in such S&P GSCI Index as well as the discount or premium obtained by ‘rolling’ hypothetical positions in such contracts forward as they approach delivery. The total return versions of the S&P GSCI Indices incorporate the returns of the excess return versions, except that the total return indices also reflect interest earned on hypothetical, fully collateralized contract positions on the included commodities.

     The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

     The S&P GSCI™ Agriculture Index is a world production-weighted index of certain agricultural commodities in the world economy, including Wheat, Kansas Wheat, Corn, Soybeans, Cotton, Sugar, Coffee and Cocoa. The S&P GSCI™ Energy Index is a world production-weighted index of certain energy commodities in the world economy, including Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. The S&P GSCI™ Industrial Metals Index is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. The S&P GSCI™ Livestock Index is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs. The S&P GSCI™ Precious Metals Index is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver.

     The value of a price return version of a S&P GSCI Index on any given day reflects:

  the price levels of the contracts included in the S&P GSCI Index (which represents the value of the S&P GSCI Index), and the “contract daily return,” which is the percentage change in the total dollar weight of the S&P GSCI Index from the previous day to the current day.

     The value of a total return version of a S&P GSCI Index on any given day reflects the value of an investment in the price return version of such S&P GSCI Index together with a Treasury bill return.

     Set forth below is a summary of the methodology used to calculate the S&P GSCI Indices. Since the S&P GSCI™ is the parent index of the S&P GSCI Component Indices, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the S&P GSCI Component Indices. Each of the S&P GSCI Component Indices reflecting portions of the S&P GSCI™ is calculated in the same manner as the S&P GSCI™, except that (i) the daily contract reference price, CPWs and roll weights (each as discussed below) used in performing such calculations are limited to those of the commodities included in the relevant sub-index and (ii) each sub-index has a separate normalizing constant (discussed below). The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI Indices.

The Index Committee and the Index Advisory Panel

     S&P has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the S&P GSCI Indices. The Index Committee consists of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

     S&P considers information about changes to its indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

     S&P has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™. The Advisory Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™.

Composition of the S&P GSCI™

     In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

  the contract must be in respect of a physical commodity and not a financial commodity;

  the contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

  the contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

  the contract must be traded on an exchange, facility or other platform (referred to as a “trading facility”) that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below);

  the contract must be denominated in U.S. dollars; and

  the contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:

    makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

    makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

    accepts bids and offers from multiple participants or price providers; and

    is accessible by a sufficiently broad range of participants.

     The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

     At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

     For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

  In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

  In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must have an annualized total dollar value traded of at least U.S. $5 billion over the relevant period and of at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

  In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.

  In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded, over the relevant period of at least U.S. $10 billion over the relevant period and of at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

     In addition to the volume requirements described above, a contract must have a minimum reference percentage dollar weight:

  In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period.
  These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.

  In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 1.00% at the time of determination.

     In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts are included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first. No further contracts are included if such inclusion results in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

     If under the procedure set forth in the preceding paragraph, additional contracts could be included with respect to several commodities at the same time, the procedure is first applied to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria, the contract with the highest total quantity traded on such commodity is included. Before any additional contracts on any commodity is included, the portion of the S&P GSCI™ attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

     The contracts currently included in the S&P GSCI™ are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

     The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

     The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights (the “CPWs”) used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

     In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ that no longer satisfy such criteria, if any, will be deleted.

     S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

Contract Expirations

     Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

     If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs based on the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate an eligible replacement contract on the commodity. To the extent practicable, the replacement will be in effect during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract specifications and contract expirations.

Value of the S&P GSCI™

     The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time. The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

     The dollar weight of each such commodity on any given day is equal to:

  the “daily contract reference price” (discussed below),

  multiplied by the appropriate CPWs, and

  during a roll period, the appropriate “roll weights” (discussed below).

     The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

Contract Daily Return

     The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

     The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

     If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;

  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

  trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the S&P GSCI Indices

     Price Return S&P GSCI Indices

     The value of any price return version of a S&P GSCI Index on any day on which the S&P GSCI™ is calculated (an “S&P GSCI™ Business Day”) is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the contract daily return of the applicable S&P GSCI Index on the S&P GSCI™ Business Day on which the calculation is made.

     Total Return S&P GSCI Indices

     Whereas the price return versions of the S&P GSCI Indices are based on price levels of the underlying futures contracts, the total return versions of the S&P GSCI Indices depend on the daily return of the underlying futures contract. The contract daily return on any given day is equal to the sum, for each of the commodities included in the applicable S&P GSCI Index, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate roll weight, divided by the total dollar weight of the applicable S&P GSCI Index on the preceding day.

     The value of any total return version of a S&P GSCI Index on any S&P GSCI™ Business Day is equal to the product of (1) the value of the applicable S&P GSCI Index on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI™ Business Day on which the calculation is made multiplied by (3) one plus the Treasury Bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day. The Treasury Bill return is the return on a hypothetical investment in the applicable S&P GSCI Index at a rate equal to the interest rate on a specified U.S. Treasury Bill.

Information

     All information contained herein relating to the S&P GSCI™ and each of the S&P GSCI Indices, including their make-up, method of calculation, changes in their components and historical performance, has been derived from publicly available information.

     The information contained herein with respect to each of the S&P GSCI Indices and the S&P GSCI™ reflects the policies of, and is subject to change by, S&P.

     Current information regarding the market value of the S&P GSCI Indices is available from S&P and from numerous public information sources. We make no representation that the publicly available information about the S&P GSCI Indices is accurate or complete.

License Agreement with Standard & Poor’s

     The S&P GSCI Indices are licensed by S&P for use in connection with an issuance of the notes.

     The notes are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI Indices to track general stock market performance. S&P and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P GSCI Indices which are determined, composed and calculated by S&P or its third party licensors without regard to JPMorgan Chase & Co. or the notes. S&P and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI Indices. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

     “Standard & Poor’s,” “S&P” and “S&P GSCI™” are trademarks of Standard & Poor’s and have been licensed for use by J.P. Morgan Securities LLC and sublicensed for use by JPMorgan Chase & Co.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the S&P GSCI Indices and the DJ-UBS Commodity Indices are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the S&P GSCI Indices and the DJ-UBS Commodity Indices have been composed exclusively of futures contracts traded on regulated exchanges.

OTHER INDICES

     If the notes are linked in whole or in part to a commodity index not described in this product supplement or to a commodity index described in this product supplement that changed its methodology in any material respect, a separate index supplement or the relevant terms supplement will provide additional information relating to such index.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level, if applicable, the Ending Basket Level, if applicable, any Initial Commodity Price and Ending Commodity Price, any Initial Contract Price and Ending Contract Price, any Initial Index Level and Ending Index Level, any Strike Value, if applicable, any Commodity Price, Contract Price, Index Closing Level or Basket Closing Level on any Determination Date, the Basket Return, if applicable, any Commodity Return, any Contract Return, any Index Return and the payment, if any, on any Interest Payment Date and at maturity or, if applicable, upon automatic call. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any Commodity or any Commodity Futures Contract has discontinued trading on its relevant exchange, whether any Index has been discontinued, the amount payable to you in the event of an early acceleration of the notes or an adjustment or early determination of the amount payable at maturity due to a commodity hedging disruption event and whether there has been a material change in the method of calculating the Commodity Price of any Commodity, the Contract Price of any Commodity Futures Contract or the Index Closing Level of any Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the original issue of the notes without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or, if applicable, upon automatic call or on any Interest Payment Date on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date or, if applicable, the applicable Call Settlement Date or the applicable Interest Payment Date.

     All calculations with respect to any Initial Commodity Price, any Initial Contract Price, any Initial Index Level, any Strike Value, if applicable, any Commodity Price, any Contract Price, any Index Closing Level, any Basket Closing Level, if applicable, any Ending Commodity Price, any Ending Contract Price, any Ending Index Level, the Ending Basket Level, if applicable, any Commodity Return, any Contract Return, any Index Return and the Basket Return, if applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity or, if applicable, upon automatic call or on any Interest Payment Date, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to ..7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the Underlying Value on any Determination Date and calculating the amount, if any, that we will pay you at maturity or, if applicable, upon automatic call or on any Interest Payment Date. These events may include disruptions or suspensions of trading in the markets as a whole or the termination or suspension of, or material limitation or disruption in the trading of any Commodity, Commodity Futures Contract or commodity futures contract included in any Index. In addition, certain events may prevent us or our affiliates from hedging our obligations under the notes including, but not limited to changes in laws or regulations applicable to a Commodity, Commodity Futures Contract or commodity futures contracts included in any Index. In the case of such an event we have the right, but not the obligation, to (a) accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent, (b) adjust your payment at maturity based on the calculation agent’s good faith determination of the Option Value of your notes on the commodity hedging disruption date or (c) cease making further interest payments and adjust your payment at maturity based on the calculation agent’s good faith determination of the Option Value of your notes on the commodity hedging disruption date, as applicable, as described below under “— Consequences of a Commodity Hedging Disruption Event.” We refer to each of these events described in the following paragraph individually as a “market disruption event.”

     A. Market Disruption Events for a Commodity

     With respect to a Commodity, a “market disruption event” means:

(1)

a suspension, absence or material limitation of trading in (i) such Commodity on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to such Commodity on the relevant exchange for those contracts, as determined by the calculation agent;

(2)

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, such Commodity on its relevant exchange or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to such Commodity on its relevant exchange (including, but not limited to, limitations, suspensions or disruptions of trading of one or more futures contracts on such Commodity by reason of movements succeeding “limit up” or “limit down” levels permitted by the relevant exchange);

(3)	the closure on any day of the relevant exchange for such Commodity on a scheduled trading day prior to the scheduled weekday closing time of such relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant exchange on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such relevant exchange;
(4)	any scheduled trading day on which (i) the relevant exchange for such Commodity or (ii) the relevant exchanges or quotation systems, if any, on which futures or options contracts on such Commodity are traded, fails to open for trading during its regular trading session;
(5)	the settlement price or fixing level, as applicable, is not published for such Commodity; or
(6)	the occurrence of a material change in the formula for or the method of calculating the relevant settlement price or fixing level, as applicable, of such Commodity,

     in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For purposes of determining whether a market disruption event with respect to a Commodity has occurred, unless otherwise specified in the relevant terms supplement, the following events will not be market disruption events:

  a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

  a decision to permanently discontinue trading in the futures or options contracts relating to such Commodity.

     However, the failure of Bloomberg to announce or publish the relevant official settlement price or fixing level specified for a Commodity will constitute a market disruption event with respect to such Commodity.

     For this purpose, with respect to a Commodity traded on a relevant exchange, an “absence of trading” on the relevant exchange on which futures or options contracts related to such Commodity are traded will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

     In contrast, a suspension or limitation of trading in a Commodity, or futures or options contracts related to such Commodity, if available, on their relevant exchanges, by reason of any of:

  a price change exceeding limits set by such relevant exchange,

  an imbalance of orders, or

  a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

     B. Market Disruption Events for a Commodity Futures Contract

     With respect to a Commodity Futures Contract (or any relevant successor Commodity Futures Contract), a “market disruption event” means:

(1)

a suspension, absence or material limitation of trading in (i) such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) on its relevant exchange, as determined by the calculation agent, or (ii) futures or options contracts relating to such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) on the relevant exchange for those contracts, as determined by the calculation agent;

(2)

any event that materially disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) on its relevant exchange or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) on its relevant exchange (including, but not limited to, limitations, suspensions or disruptions of trading of one or more futures contracts on such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) by reason of movements succeeding “limit up” or “limit down” levels permitted by the relevant exchange);

(3)	the closure on any day of the relevant exchange for such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) on a scheduled trading day prior to the scheduled weekday closing time of such relevant exchange (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant exchange on such scheduled trading day for such relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such relevant exchange;

(4)

any scheduled trading day on which (i) the relevant exchange for such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) or (ii) the relevant exchanges or quotation systems, if any, on which futures or options contracts on such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) are traded, fails to open for trading during its regular trading session;

(5)	the settlement price is not published for such Commodity Futures Contract;
(6)	the occurrence of a material change in the formula for or the method of calculating the relevant settlement price of such Commodity Futures Contract; or
(7)	a commodity hedging disruption event with respect to a Commodity Futures Contract,

in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3), (4), (5) or (6) above, a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For purposes of determining whether a market disruption event with respect to a Commodity Futures Contract (or the relevant successor Commodity Futures Contract) has occurred, unless otherwise specified in the relevant terms supplement, the following events will not be market disruption events:

  a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

  a decision to permanently discontinue trading in the futures or options contracts relating to such Commodity Futures Contract (or the relevant successor Commodity Futures Contract).

     However, the failure of Bloomberg to announce or publish the relevant official settlement price or fixing level specified for a Commodity Futures Contract (or the relevant successor Commodity Futures Contract) will constitute a market disruption event with respect to such Commodity Futures Contract (or the relevant successor Commodity Futures Contract).

     For this purpose, with respect to a Commodity Futures Contract traded on a relevant exchange, an “absence of trading” on the relevant exchange on which futures or options contracts related to such Commodity Futures Contract (or the relevant successor Commodity Futures Contract) are traded will not include any time when such relevant exchange is itself closed for trading under ordinary circumstances.

     In contrast, a suspension or limitation of trading in a Commodity Futures Contract (or the relevant successor Commodity Futures Contract), or futures or options contracts related to such Commodity Futures Contract (or the relevant successor Commodity Futures Contract), if available, on their relevant exchanges, by reason of any of:

  a price change exceeding limits set by such relevant exchange,

  an imbalance of orders, or

  a disparity in bid and ask quotes,

will constitute a suspension or material limitation of trading.

     A “commodity hedging disruption event,” unless otherwise specified in the relevant terms supplement, means that:

     (a) due to (i) the adoption of, or any change in, any applicable law, regulation, rule or order (including, without limitation, any tax law); or (ii) the promulgation of, or any change in, the interpretation, application, exercise or operation by any court, tribunal, regulatory authority, exchange or trading facility or any other relevant entity with competent jurisdiction of any applicable law, rule, regulation, order, decision or determination (including, without limitation, as implemented by the U.S. Commodity Futures Trading Commission or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary (or upon adoption, it will be contrary) to such law, rule, regulation, order, decision or determination for us to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge our obligations under the notes (in the aggregate on a portfolio basis or incrementally on a trade by trade basis) (“hedge positions”), including (without limitation) if such hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

     (b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

     Please see “Risk Factors — The commodity futures contracts referenced by a Commodity Futures Contract or underlying an Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to the early acceleration of your notes, an early determination of the amount payable at maturity or a discontinuation of any interest payments and an adjustment to the amount payable at maturity” for more information.

     C. Market Disruption Events for an Index

     With respect to an Index and any relevant successor Index, a “market disruption event,” unless otherwise specified in the relevant terms supplement or related index supplement, means:

(1)	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying such Index (or the relevant successor Index);
(2)

the failure of the sponsor or calculation agent, as the case may be, for such Index (or the sponsor or calculation agent, as the case may be, for the relevant successor Index) to calculate and publish the U.S. dollar level for such Index (or the relevant successor Index);

(3)	the settlement price or fixing level, as applicable, is not published for any exchange- traded commodity futures contract then underlying such Index (or the relevant successor Index);
(4)

the occurrence of a material change in the formula for or the method of calculating the relevant settlement price or fixing level, as applicable, of the exchange-traded commodity futures contracts then underlying such Index (or the relevant successor Index);

(5)	the occurrence of a material change in the content, composition or constitution of the exchange-traded commodity futures contracts then underlying such Index (or the relevant successor Index); or

(6)	a commodity hedging disruption event,

in each case as determined by the calculation agent in its sole discretion; and

  in the case of an event described in clause (1), (2), (3), (4) or (5) above, a determination by the calculation agent, in its sole discretion, that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     A limitation on the hours or number of days of trading will not constitute a market disruption event with respect to an Index and any relevant successor Index if the limitation results from an announced change in the regular business hours of the relevant exchange.

Consequences of a Commodity Hedging Disruption Event

     A. Early Determination of the Additional Amount

     Unless otherwise specified in the relevant terms supplement, this subsection will apply to notes (other than notes linked only to one or more Commodities) the payment at maturity of which is, for each $1,000 principal amount note, equal to $1,000 (or $1,000 reduced by a percentage specified in the relevant terms supplement (the “Downside Exposure Percentage”)) plus a cash payment determined as specified in the relevant terms supplement (the “Additional Amount”). The relevant terms supplement may specify that the Additional Amount will not be less than a specified amount (the “Minimum Return”).

     If this subsection applies and a commodity hedging disruption event occurs, we will have the right, but not the obligation, to adjust your payment at maturity based on determinations made by the calculation agent described below. If we choose to exercise this right, in making such adjustment, on the date on which the calculation agent determines that a commodity hedging disruption event has occurred (such date, a “commodity hedging disruption date”), the calculation agent will determine, in good faith and in a commercially reasonable manner, the forward price of the embedded option representing the Additional Amount payable on the notes at maturity (the “Option Value”). The commodity hedging disruption event may occur prior to the final Determination Date. We will provide, or cause the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office. We (or the calculation agent) will deliver this notice as promptly as possible and in no event later than the fifth (5th) business day immediately following the commodity hedging disruption date. Additionally, we will specify in such notice the Option Value as determined on the commodity hedging disruption date.

     If a commodity hedging disruption event occurs and we decide to exercise our right to adjust your payment at maturity and, in doing so, cause the calculation agent to determine the Option Value of your notes, such Option Value will be a fixed amount representing the Additional Amount payable at maturity; provided that such Additional Amount will not be less than zero (or, if applicable, the Minimum Return).

     Notwithstanding the foregoing, the amount due and payable per $1,000 principal amount note will not be less than $1,000 for each $1,000 principal amount note (unless the relevant terms supplement specifies a Downside Exposure Percentage, in which case the amount due and payable per $1,000 principal amount note will not be less than $1,000 × Downside Exposure Percentage) and will be due and payable only at maturity. If we choose to exercise our right to determine the Option Value, for each $1,000 principal amount note, we will pay you at maturity, instead of the amounts set forth in the relevant terms supplement, an amount equal to:

(1)	an Additional Amount equal to the Option Value; provided that such Additional Amount will not be less than zero (or, if applicable, the Minimum Return); plus
(2)	$1,000, or, if the relevant terms supplement specifies a Downside Exposure Percentage, $1,000 × Downside Exposure Percentage.

     For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to an early determination of the Additional Amount as a result of a commodity hedging disruption event.

     B. Substitution of Interest Payments with an Adjusted Payment at Maturity

     Unless otherwise specified in the relevant terms supplement, this subsection will apply to notes if the relevant terms supplement specifies that the notes pay interest based on the performance of an Underlying (other than a Commodity) and that your payment at maturity for each $1,000 principal amount note will be equal to $1,000 (or $1,000 × (1 – Downside Exposure Percentage)).

     If this subsection applies and a commodity hedging disruption event occurs, we will have the right, but not the obligation, to cease making further interest payments and to pay you an amount at maturity, based on determinations made by the calculation agent described below. If we choose to exercise this right, in making such adjustment, on the commodity hedging disruption date, the calculation agent will determine, in good faith and in a commercially reasonable manner, the forward price of the embedded option representing each of the interest payments from but excluding the commodity hedging disruption date through and including the maturity date (the “Option Value”), as of the commodity hedging disruption date. The commodity hedging disruption event may occur prior to the final Determination Date. We will provide, or cause the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office. We (or the calculation agent) will deliver this notice as promptly as possible and in no event later than the fifth (5th) business day immediately following the commodity hedging disruption date. Additionally, we will specify in such notice the Option Value as determined on the commodity hedging disruption date.

     If a commodity hedging disruption event occurs and we decide to exercise our right to cease further interest payments and to adjust your payment at maturity and, in doing so, cause the calculation agent to determine the Option Value of your notes, such Option Value will be a fixed amount representing the forward price of the embedded option representing each of the interest payments from but excluding the commodity hedging disruption date through and including the maturity date; provided that such Option Value will not be less than zero or, if a minimum interest rate applies, the sum of the remaining interest payments that would otherwise be payable based on the minimum interest rate or, if a maximum interest rate applies, greater than the sum of the remaining interest payments that would otherwise be payable based on the maximum interest rate.

     Notwithstanding the foregoing, the amount due and payable per $1,000 principal amount note will not be less than $1,000 for each $1,000 principal amount note (unless the relevant terms supplement specifies a Downside Exposure Percentage, in which case the amount due and payable per $1,000 principal amount note will not be less than $1,000 × Downside Exposure Percentage) and will be due and payable only at maturity. If we choose to exercise our right to determine the Option Value, for each $1,000 principal amount note, we will pay you at maturity, instead of the interest payment and payment at maturity set forth in the relevant terms supplement, an amount equal to:

(1)

an amount equal to the Option Value; provided that such amount will not be less than zero or, if a minimum interest rate applies, the sum of the remaining interest payments that would otherwise be payable based on the minimum interest rate or, if a maximum interest rate applies, greater than the sum of the remaining interest payments that would otherwise be payable based on the maximum interest rate.; plus

(2)	$1,000, or, if the relevant terms supplement specifies a Downside Exposure Percentage, $1,000 × (1 – Downside Exposure Percentage).

     For the avoidance of doubt, the determination set forth above is only applicable to the amount due at maturity as a result of a commodity hedging disruption event.

     C. Early Acceleration of Payment on the Notes

     Unless otherwise specified in the relevant terms supplement, this section will apply to notes (other than notes linked only to one or more Commodities) if “— A. Early Determination of the Additional Amount” and “— B. Substitution of Coupon Payments with an Adjusted Payment at Maturity” above do not apply.

     If this subsection applies and a commodity hedging disruption event occurs, we will have the right, but not the obligation, to accelerate the payment on the notes by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such commodity hedging disruption event occurred. The amount due and payable per $1,000 principal amount note upon such early acceleration will be determined on the date on which we deliver notice of such acceleration by the calculation agent in good faith in a commercially reasonable manner and will be payable on the fifth business day following the day the calculation agent delivers notice of such acceleration. For the avoidance of doubt, under these circumstances, the maturity date will be accelerated to such fifth business day following the delivery by the calculation agent of the notice of acceleration. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a commodity hedging disruption event.

Discontinuation of Trading of a Commodity on Its Relevant Exchange; Alternative Method of Calculation

     If the relevant exchange of a Commodity discontinues trading in or physical delivery of such Commodity and such Commodity is traded or the physical delivery of such Commodity is effectuated on another exchange (a “successor relevant exchange”), the calculation agent may, in its sole discretion, determine the Commodity Price of such Commodity on the relevant Determination Date or any other relevant date on which the Commodity Price is to be determined by reference to the official settlement price or fixing level, as applicable, of such Commodity on such successor relevant exchange on such day.

     Upon any selection by the calculation agent of a successor relevant exchange, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the relevant exchange discontinues trading in or the physical delivery of a Commodity prior to, and such discontinuation is continuing on, any Determination Date or any other relevant date on which the Commodity Price is to be determined, and the calculation agent determines, in its sole discretion, that no successor relevant exchange is available at such time, or the calculation agent has previously selected a successor relevant exchange and trading in or the physical delivery of such Commodity is discontinued on such successor relevant exchange prior to, and such discontinuation is continuing on, such Determination Date or such other relevant date, then the calculation agent will determine the Commodity Price for such Commodity for such date in good faith and in a commercially reasonable manner.

     Notwithstanding these alternative arrangements, discontinuation of trading or physical delivery on the relevant exchange in the Commodity may adversely affect the value of the notes.

     If at any time the method of calculating the Commodity Price of any Commodity is changed in a material respect by the relevant exchange or any successor relevant exchange for such Commodity, or if the reporting thereof is in any other way modified so that such Commodity Price does not, in the opinion of the calculation agent, fairly represent the value of such Commodity, the calculation agent will, at the close of business in New York City on each day on which the Commodity Price for such Commodity is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such Commodity. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the notes.

Discontinuation of Trading of a Commodity Futures Contract on Its Relevant Exchange; Alternative Method of Calculation

     If the relevant exchange of a Commodity Futures Contract discontinues trading in such Commodity Futures Contract, the calculation agent may, in its sole discretion, replace such Commodity Futures Contract with another commodity futures contract that references the same commodity, the price of which is quoted on such relevant exchange or any other exchange, that the calculation agent, in its sole discretion, determines to be substantially similar to the discontinued Commodity Futures Contract (such replacement commodity futures contract will be referred to herein as a “successor Commodity Futures Contract”), then the Contract Price for such discontinued Commodity Futures Contract on the relevant Determination Date or any other relevant date on which the Contract Price is to be determined will be determined by reference to the official settlement price of such successor Commodity Futures Contract at the close of trading on such relevant exchange for such successor Commodity Futures Contract on such day.

     Upon any selection by the calculation agent of a successor Commodity Futures Contract, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the relevant exchange discontinues trading in a Commodity Futures Contract prior to, and such discontinuation is continuing on, any Determination Date or any other relevant date on which the Contract Price is to be determined, and the calculation agent determines, in its sole discretion, that no successor Commodity Futures Contract is available at such time, or the calculation agent has previously selected a successor Commodity Futures Contract and trading in such successor Commodity Futures Contract is discontinued prior to, and such discontinuation is continuing on, such Determination Date or such other relevant date, then the calculation agent will determine the Contract Price for such Commodity Futures Contract or successor Commodity Futures Contract, as applicable, for such date; provided that, if the calculation agent determines that no successor Commodity Futures Contract exists for the discontinued Commodity Futures Contract, the Contract Price for such Commodity Futures Contract will be the settlement price that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the date following the relevant Determination Date or such other relevant date.

     Notwithstanding these alternative arrangements, discontinuation of trading on the relevant exchange in the Commodity Futures Contract may adversely affect the value of the notes.

     If at any time the method of calculating the Contract Price of any Commodity Futures Contract or successor Commodity Futures Contract, as applicable, is changed in a material respect by the relevant exchange or any other relevant exchange or market for the successor Commodity Futures Contract, or if the reporting thereof is in any other way modified so that such Contract Price does not, in the opinion of the calculation agent, fairly represent the value of such Commodity Futures Contract or successor Commodity Futures Contract, as applicable, the calculation agent will, at the close of business in New York City on each day on which the Contract Price for such Commodity Futures Contract or successor Commodity Futures Contract, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for such Commodity Futures Contract or successor Commodity Futures Contract, as applicable. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the notes.

Discontinuation of an Index; Alteration of Method of Calculation

     If the sponsor of an Index (an “Index Sponsor”) discontinues publication of such Index and such Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor Index”), then the Index Closing Level of such Index on any Determination Date or any other relevant date on which the Index Closing Level of such Index is to be determined will be determined by reference to the official closing level of such successor Index published following the regular official weekday close of trading on such day.

     Upon any selection by the calculation agent of a successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor discontinues publication of an Index prior to, and such discontinuation is continuing on, an Determination Date or any other relevant date on which the Index Closing Level of such Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor Index is available at such time, or the calculation agent has previously selected a successor Index and publication of such successor Index is discontinued prior to, and such discontinuation is continuing on, such Determination Date or such other relevant date, then the calculation agent will determine the Index Closing Level of such Index for such Determination Date or such other relevant date on such date. The Index Closing Level of such Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Index or successor Index, as applicable, last in effect prior to such discontinuation, using the applicable Contract Price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the calculation agent’s good faith estimate of the applicable Contract Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing such Index or successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of an Index or its successor Index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating an Index or a successor Index, or the level thereof, is changed in a material respect, or if an Index or a successor Index is in any other way modified so that such Index or such successor Index does not, in the opinion of the calculation agent, fairly represent the level of such Index or such successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index Closing Level of such Index or such successor Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to such Index or such successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index Closing Level with reference to such Index or such successor Index, as adjusted. Accordingly, if the method of calculating such Index or such successor Index is modified so that the level of such Index or such successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the calculation agent will adjust its calculation of such Index or such successor Index in order to arrive at a level of such Index or such successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, if the notes do not include an automatic call feature, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were the final Determination Date. If the Ending Underlying Value is determined on more than one Determination Date, then, for each such Determination Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of such Determination Dates in excess of one) will be the corresponding Determination Dates, unless otherwise specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, if the notes include an automatic call feature, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be (1) if (a) the date of acceleration is a day on which the notes may be called and an automatic call would have been triggered on the date of acceleration or (b) the date of acceleration is not a day on which the notes may be called, but an automatic call would have been triggered on the date of acceleration if the date of acceleration were the next succeeding date on which the notes may be called, an amount in cash equal to the amount payable upon an automatic call per $1,000 principal amount note as described in the relevant terms supplement under the caption “Automatic Call,” calculated as if the date of acceleration were such date on which the notes may be called, or (2) in all other circumstances, an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Payment at Maturity,” calculated as if the date of acceleration were the final Determination Date.

     Unless otherwise specified in the relevant terms supplement, upon any acceleration of the notes, if the notes pay interest, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest way paid.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity or, if applicable, upon automatic call on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The treatment of the notes for U.S. federal income tax purposes will be specified in the relevant terms supplement and will depend upon, among other things, the facts at the time of the issuance of the notes. We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes. Whether our special tax counsel expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Indebtedness that Have a Term of Not More than One Year

     The following discussion applies to notes with a term of not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both) that provide for the full repayment of their principal amount. No statutory, judicial or administrative authority directly addresses the treatment of these notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the IRS with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain. The tax consequences of other notes, if any, that have a term of not more than one year and that we intend to treat as indebtedness for U.S. federal income tax purposes will be discussed in the relevant terms supplement (including our special tax counsel’s level of comfort, if any, with respect to our intended treatment).

     Tax Treatment Prior to Maturity

     Because the term of these notes is not more than one year, they will be treated as short-term debt obligations. A short-term debt obligation is treated for U.S. federal income tax purposes as issued at a discount equal to the difference between the payments due thereon and the instrument’s issue price. In general, this discount is treated as ordinary income when received or accrued, in accordance with the holder’s method of tax accounting. However, because the amount of discount that will be paid on the notes may be uncertain, several aspects of the tax treatment of these notes are not clear.

     If you are a cash-method holder, you will not be required to recognize income with respect to the notes prior to maturity, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. However, you may elect to accrue discount into income on a current basis, in which case you would generally be treated as an accrual-method holder, as described below. If you do not make this election, you could be required to defer deductions with respect to any interest paid on indebtedness incurred to purchase or carry your notes, to the extent of accrued discount that you have not yet included in income, until you dispose of the notes in a taxable transaction. You should consult your tax adviser regarding these issues.

     Although accrual-method holders and certain other holders (including electing cash-method holders) are generally required to accrue into income discount on short-term indebtedness on a straight-line basis, the amount of discount that must ultimately be accrued with respect to the notes may be uncertain (e.g., where coupons or additional amounts are contingent), in which event it would not be clear how these accruals should be determined. If the amount of discount that will be received has become fixed (or the likelihood of this amount not being a fixed amount has become “remote”) prior to maturity, it is likely that the amount of discount to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the application of these rules with respect to your notes.

     Sale, Exchange or Redemption

     Upon a sale or exchange of a short-term note (including redemption at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the issue price of the note, increased by any discount that you have previously included in income but not received.

     The amount of any resulting loss should be treated as a capital loss, which may be subject to special reporting requirements if the loss exceeds certain thresholds. Gain resulting from redemption at maturity should be treated as ordinary income. Where coupons or additional amounts are contingent, it may not be clear whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. If the amount of discount that will be received on the notes has become fixed (or the likelihood of this amount not being fixed has become “remote”) prior to sale or exchange, it is likely that the portion of gain on the sale or exchange that should be treated as accrued discount (and, therefore, taxed as ordinary income) will be determined based on the fixed amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange of a note.

Notes Treated as Indebtedness that Have a Term of More than One Year

     The following discussion applies to notes with a term (including either the issue date or the last possible date that the notes could be outstanding, but not both) of more than one year that provide for the full repayment of their principal amount. The tax treatment of the notes will depend upon the facts at the time of the relevant offering. In particular, the notes may be treated as “contingent payment debt instruments” or “variable rate debt instruments” for U.S. federal income tax purposes. In addition, notes that are not contingent payment debt instruments may be treated as “original issue discount obligations” for U.S. federal income tax purposes. The relevant terms supplement will indicate which of these treatments applies to the notes, or if another treatment applies. If special tax counsel provides an opinion regarding the tax treatment of the notes, then the relevant terms supplement will describe its level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering, and any additional considerations that may be relevant to the particular offering. In any event, the relevant terms supplement will specify how we intend to treat the notes, and by purchasing the notes, you will agree to treat the notes consistently with that treatment.

Notes Treated as “Contingent Payment Debt Instruments”

     The following discussion applies to notes that are “contingent payment debt instruments” for U.S. federal income tax purposes (“CPDIs”). CPDIs will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

     We are required to determine a “comparable yield” for CPDIs. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

     Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for the CPDIs, which we will file with the SEC.

     Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on CPDIs.

     For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of your CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue, as interest income, OID on your CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the CPDIs (as described below).

     In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a CPDI for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a CPDI for a taxable year:

  will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

  to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

     A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale or exchange of the CPDI (including redemption at maturity).

     Upon a sale or exchange of a CPDI (including early redemption or redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount received from the sale, exchange or redemption and your adjusted tax basis in the CPDI. Your adjusted tax basis in a CPDI will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the CPDI (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the CPDI. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These ordinary losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

     Special rules may apply if any contingent payment on a CPDI becomes fixed prior to its scheduled date of payment. For purposes of the preceding sentence, a payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. The applicability of these rules, and their potential consequences, will depend upon, among other things, the specific terms of the relevant offering. Depending upon those terms, additional details regarding this issue may be provided in the relevant terms supplement. You should consult your tax adviser regarding the possible application of these rules.

Notes Treated as “Variable Rate Debt Instruments”

     The following discussion applies to notes that are treated as “variable rate debt instruments” for U.S. federal income tax purposes (“VRDIs”). The following discussion does not apply to VRDIs that are issued at a price that is less than their “stated redemption price at maturity” by more than a de minimis threshold (“OID VRDIs”). If applicable, the relevant terms supplement will describe the tax consequences relating to these OID VRDIs.

     Interest paid on a note that is a VRDI for U.S. federal income tax purposes will generally be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting.

     Upon a sale or exchange of a VRDI (including early redemption or redemption at maturity), you will recognize taxable gain or loss equal to the difference between the amount realized and your adjusted tax basis in the VRDI. For this purpose, the amount realized does not include any amount attributable to accrued interest, which will be treated as ordinary income. In general, gain or loss realized upon the sale or exchange of a VRDI will be capital gain or loss, and will be long-term capital gain or loss if you have held the VRDI for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

Notes Treated as Open Transactions

     The following describes the material U.S. federal income tax consequences of the ownership and disposition of notes that we will treat as “open transactions” for U.S. federal income tax purposes (“OT notes”). The tax consequences of an investment in OT notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of these notes, and we do not intend to request a ruling from the IRS regarding these notes. The following discussion assumes that notes that we treat as “open transactions” are treated for U.S. federal income tax purposes as “open transactions” and not as debt instruments, unless otherwise indicated. The following discussion does not apply to notes that we do not treat as indebtedness and that provide for payments prior to maturity, if applicable. The relevant terms supplement will describe the tax consequences relating to these notes (including our special tax counsel’s level of comfort, if any, with respect to our intended treatment).

     For notes linked to an Index that has been created and/or is maintained by us, the relevant terms supplement may contain additional disclosure regarding the U.S. federal income tax consequences of an investment in these notes.

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of an OT note prior to maturity other than pursuant to a sale, exchange or early redemption as described below.

     Sale, Exchange or Redemption. Upon a sale or exchange of an OT note (including early redemption or redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

Possible Alternative Tax Treatments of an Investment in Open Transaction Notes

     Due to the absence of authorities that directly address the proper characterization of OT notes and because we do not expect to request a ruling from the IRS with respect to the OT notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the OT notes described above. If the IRS were successful in asserting an alternative characterization or treatment of OT notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by the rules relating to the taxation of “short-term debt instruments,” as described above in “—Certain Notes Treated as Indebtedness that Have a Term of Not More than One Year”, if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is one year or less, and otherwise would be governed by the rules relating to the taxation of CPDIs, as described above in “—Certain Notes Treated as Indebtedness That Have a Term of More than One Year—Notes Treated as “Contingent Payment Debt Instruments.”

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including early redemption or redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include OT notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in OT notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     Any income or gain from notes that are short-term debt obligations, CPDIs or VRDIs will not be subject to U.S. federal income or withholding tax, provided, generally, that you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied the applicable documentation requirements, and that those amounts are not effectively connected with your conduct of a U.S. trade or business.

     Any income or gain from OT notes, if that characterization is respected, should also not be subject to U.S. federal income or withholding tax. However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Notes Treated as Open Transactions—Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described in the notice, which might include OT notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in OT notes, possibly with retroactive effect. Because the characterization of OT notes is unclear, payments made to you with respect to such notes may be withheld upon unless you satisfy the certification requirements described above. The withholding tax consequences relating to notes that we do not treat as indebtedness and that provide for payments prior to maturity will be discussed in the relevant terms supplement.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, an OT note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in an OT note.

     If you are an individual, a note that is indebtedness for U.S. federal income tax purposes will generally not be included in your estate for U.S. federal estate tax purposes, provided that your income from the note is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described above. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMS may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMS must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 206-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 206-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 206-A-I nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 206-A-I nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.
(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.
(iii)	the number of contacted investors should be relatively small.
(iv)	investors should receive complete and precise information on the proposed investment.
(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.
(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 206-A-I, any related index supplement, and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and
(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 206-A-I and the accompanying prospectus, prospectus supplement and terms supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;
(ii)	the size of the investor’s securities portfolio exceeds €500,000;
(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and
(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;
(b)	total assets of at least €43,000,000; or
(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. 206-A-I nor any related index supplement nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 206-A-I, any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 206-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

     Each purchaser or holder of any notes acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.